UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
  _________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
 _________________________________________________________________
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☐	Soliciting Material Pursuant to §240.14a-12
AXONICS, INC.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 15, 2022

Dear Fellow Stockholders,

Thank you for your support of Axonics®. We made significant progress in growing Axonics since last year’s meeting of stockholders.

In fiscal year 2021, we generated total net revenue of $180.3 million, an increase of 62% compared to net revenue of $111.5 million in 2020. Gross margin for 2021 was 64.2% compared to gross margin of 60.2% in the prior year. Our total net revenue was comprised of $157.6 million from sales of rechargeable sacral neuromodulation (SNM) systems and $22.7 million from sales of Bulkamid®, a unique urethral bulking hydrogel that we acquired in February 2021 indicated to treat female stress urinary incontinence.

In addition, during 2021 we filed for FDA approval of our first recharge-free SNM system, which was subsequently approved in March 2022. The Axonics F15, which can last for over 20 years (based on certain conditions) in a patient’s body, is the longest lived neuromodulation device ever approved by the FDA.

During 2021, we also increased our commercial headcount, which now totals nearly 300 sales professionals and clinical specialists, allowing us to cover all markets in the United States. Our products continue to be highly appreciated by physicians and patients. We remain bullish about our prospects for strong growth in 2022 and the years ahead.

You are cordially invited to attend our 2022 Annual Meeting of Stockholders, which will be held virtually on May 25, 2022, at 12:00 p.m. Eastern Time. Stockholders of record and beneficial owners of our common stock who register for the meeting in advance will be able to participate in the meeting, vote, and submit questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/AXNX2022. If you are a stockholder of record, a secure control number that will allow you to attend the meeting electronically can be found on your proxy card. In the following pages, you will find the Notice of Annual Meeting and Proxy Statement describing the business to be conducted at the Annual Meeting.

We have opted to hold the Annual Meeting virtually in an effort to make it convenient and safe to attend. You will not be able to attend the Annual Meeting in person. We plan, however, to provide a brief overview of our business answering questions from stockholders.

At the Annual Meeting, we are asking you to elect our director nominees and vote on the other important matters described in the accompanying notice. We urge you to vote in favor of the election of each of our director nominees. In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on April 1, 2022 a Notice of Internet Availability of Proxy Materials. The notice contains instructions regarding how to access our Proxy Statement for the Annual Meeting and our 2021 Annual Report to Stockholders, as well as how to vote via proxy either by telephone or online. If you would like to receive a printed copy of our proxy materials instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice.

We encourage you to access the proxy materials online and cast your vote using the instructions provided so that your shares are represented at the Annual Meeting.

If you have any questions, please contact Kingsdale Advisors, our proxy solicitor, by telephone at (866) 851-3215 (stockholders) and (416) 867-2272 (banks and brokerage firms), or by email at contactus@kingsdaleadvisors.com.

We thank you for being a stockholder of Axonics.

Sincerely,

Raymond W. Cohen
Chief Executive Officer

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
To be held May 25, 2022
To Our Stockholders,
Notice is hereby given that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Axonics, Inc., a Delaware corporation (“Axonics”), will be held virtually on May 25, 2022, at 12:00 p.m. Eastern Time. You will not be able to attend the Annual Meeting in person. Stockholders of record, and beneficial owners of our common stock who register for the meeting in advance, will be able to participate in the meeting, vote, and submit questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/AXNX2022. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice of Internet Availability or on your proxy card if you receive the proxy materials by mail. The Annual Meeting is being held on a virtual-only basis.
    The Annual Meeting will be held for the following purposes:
1.     To elect the seven directors named in the Proxy Statement to serve until our Annual Meeting to be held in 2023, or until their successors are duly elected and qualified or until his or her earlier resignation or removal.
2.    To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
3.    To approve, on an advisory basis, the compensation of our named executive officers.
4.    To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (our “Charter”) to increase the number of authorized shares of our capital stock from 60,000,000 shares to 85,000,000 shares, and the number of authorized shares of our common stock from 50,000,000 shares to 75,000,000 shares.
5.    To approve an amendment to our Charter to (i) reduce the vote required for our stockholders to amend, alter or repeal our Amended and Restated Bylaws from (A) 66 2/3% in voting power of the outstanding shares of our capital stock entitled to vote thereon, to (B) a majority in voting power of the outstanding shares of our capital stock entitled to vote thereon, and (ii) reduce the vote required to amend, repeal, or adopt any provisions of our Charter from (A) the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of our outstanding stock entitled to vote thereon, voting together as a single class, to (B) the affirmative vote of a majority of the voting power of the shares of our outstanding stock entitled to vote thereon, voting together as a single class.
6.    To approve an amendment to our 2018 Omnibus Incentive Plan (the “2018 Plan”) to increase the number of shares of our common stock available for the grant of equity compensation awards thereunder by 3,100,000 shares.
7.    To consider and act upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
The Board of Directors (the “Board”) recommends that you vote “FOR” each of the director nominees named in Proposal 1 and “FOR” Proposals 2, 3, 4, 5 and 6. Proposal 6 is conditioned upon the approval by our stockholders of Proposal 4, and Proposal 6 will not be adopted if our stockholders do not approve Proposal 4.
The Board has fixed the close of business on April 1, 2022 as the record date for determining the holders of our common stock entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. Only stockholders of record at the close of business on the record date are entitled to such notice and to vote, virtually or by proxy, at the Annual Meeting.
A list of stockholders will be available for examination by any stockholder at the Annual Meeting and at our corporate headquarters, located at 26 Technology Drive, Irvine, CA 92618, for a period of ten days prior to the Annual Meeting.
Your vote is very important. Our goal for the Annual Meeting is to enable the broadest number of stockholders to participate in the meeting at the lowest cost to them, while providing substantially the same access and exchange with the Board and management as an in-person meeting. As such, we believe that we observe best practices for virtual stockholder meetings, including by providing a support line for technical and other assistance, addressing as many stockholder questions as time allows, and by posting all questions and answers posed at the Annual Meeting on our website within a reasonable time. Accordingly, additional information on how you can participate in the virtual Annual Meeting to the fullest extent is set forth in the “Questions and Answers About the Virtual Annual Meeting and Voting” section of this Proxy Statement, which begins on page 1. Regardless of whether you expect to attend the meeting, please complete, date, sign and return the proxy card, or submit your voting instructions over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting.
Sincerely,

Raymond W. Cohen
Chief Executive Officer
Approximate Date of Mailing of Notice of
Internet Availability of Proxy Materials: April 15, 2022

Important Notice Regarding Availability of Proxy Materials for the Virtual Annual Meeting on May 25, 2022:
Axonics’ Notice of Annual Meeting of Stockholders, Proxy Statement and
2021 Annual Report to Stockholders are available at www.virtualshareholdermeeting.com/AXNX2022.

PROXY STATEMENT
The enclosed Proxy Statement and related materials are being furnished on behalf of the Board of Directors (the “Board”) of Axonics, Inc. (“Axonics,” the “Company,” “we,” “us,” or “our”), in connection with the solicitation by the Board of proxies to be voted at the virtual 2022 Annual Meeting of Stockholders to be held on May 25, 2022 at 12:00 p.m. Eastern Time (the “Annual Meeting”), or at any postponements or adjournments thereof. We are providing these materials to holders of record of our common stock as of the close of business on the record date of April 1, 2022 (the “Record Date”) and are first making available or mailing the materials on or about April 15, 2022. The Annual Meeting is being held for the purposes described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.
QUESTIONS AND ANSWERS ABOUT THE VIRTUAL ANNUAL MEETING AND VOTING
The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission (the “SEC”). These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the Proxy Statement or the Annual Meeting, please see “Whom should I contact with other questions?” below.
1.    What is the purpose of the Annual Meeting?
    At the Annual Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and in the accompanying Notice of Annual Meeting, and any other matters that properly come before the Annual Meeting.
2.    When and where will the Annual Meeting be held?
    You are invited to attend the virtual Annual Meeting on May 25, 2022, at 12:00 p.m. Eastern Time. Stockholders of record, and beneficial owners of our common stock who register for the meeting in advance, will be able to participate in the meeting, vote, and submit questions during the meeting conducted via live webcast by visiting www.virtualshareholdermeeting.com/AXNX2022. If you are a stockholder of record, a 16-digit secure control number that will allow you to attend the meeting electronically can be found on your proxy card.
3.     Why is the Annual Meeting being webcast?
    The Annual Meeting is being held on a virtual-only basis in order to enable participation by the broadest number of stockholders possible, to save costs compared to a physical meeting and to keep everyone safe in light of the continuing global pandemic resulting from COVID-19. We are one of many prominent Delaware publicly-traded companies to hold a virtual-only meeting and, as such, we are confident in the technology and believe that it enables stockholders to participate in the Annual Meeting more easily.
4.    How can I participate and ask questions at the Annual Meeting?
    We are committed to ensuring that our stockholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. In order to submit a question at the Annual Meeting, you will need your 16-digit control number that is printed on the proxy card that you received in the mail, or via email if you have elected to receive material electronically. You may log in 15 minutes before the start of the Annual Meeting and submit questions online. You will be able to submit questions during the Annual Meeting as well. We encourage you to submit any question that is relevant to the business of the meeting. All appropriate questions asked during the Annual Meeting will be read and addressed during the meeting. Stockholders are encouraged to log into the webcast at least 15 minutes prior to the start of the meeting to test their internet connectivity.
5.    What if I have technical or other “IT” problems logging into or participating in the Annual Meeting webcast?
    We have provided a toll-free technical support “help line” that can be accessed by any stockholder who is having challenges logging into or participating in the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the Virtual Shareholder Meeting login page.
6.    Why am I receiving these proxy materials?
    We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting, and at any adjournment or postponement thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the virtual Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to have your shares voted. Instead, you may have your shares voted using one of the other voting methods described in this Proxy Statement. Regardless of whether you expect to attend the Annual Meeting, please submit your proxy as soon as possible in order to ensure your representation at the Annual Meeting and to minimize our proxy solicitation costs.
7.    What is a “proxy”?
    The term “proxy,” when used with respect to a stockholder, refers to either a person or persons legally authorized to act on the stockholder’s behalf or a format that allows the stockholder to vote without attending the virtual Annual Meeting.
    Because it is important that as many stockholders as possible be represented at the Annual Meeting, the Board is asking that you review this Proxy Statement carefully and then vote by following the instructions set forth on the Notice of Internet Availability or the proxy card. In voting prior to the Annual Meeting, you will deliver your proxy to Raymond W. Cohen and Dan L. Dearen, which means you will authorize Mr. Cohen and Mr. Dearen to vote your shares at the Annual Meeting in the way you instruct. All shares represented by valid proxies will be voted in accordance with the stockholder’s specific instructions.
8.    Why did I receive a notice in the mail regarding the Internet availability of proxy materials?
    Instead of mailing printed copies to each of our stockholders, we have elected to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules. These rules allow us to make our stockholders aware of the Annual Meeting and the availability of our proxy materials by sending a Notice of Internet Availability, which provides instructions regarding how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail in addition to instructions regarding how to attend the virtual Annual Meeting through the Internet. Accordingly, on or about April 15, 2022, we mailed a Notice of Internet Availability to each of our stockholders who held shares of our common stock as of the Record Date. The Notice of Internet Availability contains instructions regarding how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”). The Notice of Internet Availability also provides instructions regarding how to vote your shares.
9.    What is the purpose of complying with the SEC’s “notice and access” rules?
    We believe compliance with the SEC’s “notice and access” rules will allow us to provide our stockholders with the materials they need to make informed decisions about the matters to be voted upon at the Annual Meeting, while lowering the costs of printing and delivering those materials and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.
10.    What does it mean if I receive more than one Notice of Internet Availability?
    It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice of Internet Availability, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
11.    Can I vote my shares by filling out and returning the Notice of Internet Availability?
    No. The Notice of Internet Availability identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice of Internet Availability and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice of Internet Availability. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign the proxy card and return it in the envelope provided.

12.    What am I being asked to vote upon at the Annual Meeting?
At the Annual Meeting, you will be asked to:
•Elect seven director nominees to serve until the Annual Meeting to be held in 2023, or until their successors are duly elected and qualified (Proposal 1);
•Ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2);
•Approve, on an advisory basis, the compensation of our named executive officers (Proposal 3);
•Approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (our “Charter”) to increase the number of authorized shares of our capital stock from 60,000,000 shares to 85,000,000 shares, and the number of authorized shares of our common stock from 50,000,000 shares to 75,000,000 shares (Proposal 4);
•Approve an amendment to our Charter to (i) reduce the vote required for our stockholders to amend, alter or repeal our Amended and Restated Bylaws (our “Bylaws”) from (A) 66 2/3% in voting power of the outstanding shares of our capital stock entitled to vote thereon, to (B) a majority in voting power of the outstanding shares of our capital stock entitled to vote thereon, and (ii) reduce the vote required to amend, repeal, or adopt any provisions of our Charter from (A) the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of our outstanding stock entitled to vote thereon, voting together as a single class, to (B) the affirmative vote of a majority of the voting power of the shares of our outstanding stock entitled to vote thereon, voting together as a single class (Proposal 5);
•Approve an amendment to our 2018 Omnibus Incentive Plan (the “2018 Plan”) to increase the number of shares of our common stock available for the grant of equity compensation awards thereunder by 3,100,000 shares (Proposal 6); and
•Consider and act upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
13.    What are the voting options for each Proposal?
In the election of directors (Proposal 1), you may vote “FOR” any one or more of the nominees, you may vote “AGAINST” any one or more of the nominees or you may “ABSTAIN” from voting with respect to the election of any one or more of the nominees. On all of the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
14.    How does the Board recommend that I vote?
    The Board recommends that you vote your shares:
•“FOR” the election of each of the seven director nominees named in this Proxy Statement to serve until the Annual Meeting of Stockholders to be held in 2023, or until their successors are duly elected and qualified or their earlier resignation or removal (Proposal 1);
•“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year ending December 31, 2022 (Proposal 2);
•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3);
•“FOR” the approval of an amendment to our Charter to increase the number of authorized shares of our capital stock from 60,000,000 shares to 85,000,000 shares, and the number of authorized shares of our common stock from 50,000,000 shares to 75,000,000 shares (Proposal 4);
•“FOR” the approval of an amendment to our Charter to (i) reduce the vote required for our stockholders to amend, alter or repeal our Bylaws from (A) 66 2/3% in voting power of the outstanding shares of our capital stock entitled to vote thereon, to (B) a majority in voting power of the outstanding shares of our capital stock entitled to vote thereon, and (ii) reduce the vote required to amend, repeal, or adopt any provisions of our Charter from (A) the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of our outstanding stock entitled to vote thereon, voting together as a single class, to (B) the affirmative vote of a majority of the voting power of the shares of our outstanding stock entitled to vote thereon, voting together as a single class (Proposal 5); and
•“FOR” the approval of an amendment to the 2018 Plan to increase the number of shares of our common stock available for the grant of equity compensation awards thereunder by 3,100,000 shares (Proposal 6).

Proposal 6 is conditioned upon the approval by our stockholders of Proposal 4, and Proposal 6 will not be adopted if our stockholders do not approve Proposal 4.
    Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card, who are persons designated by the Board and are members of our management team, will vote in accordance with the recommendations of the Board. Management does not know of any matters that will be brought before the Annual Meeting other than those specifically set forth in this Proxy Statement. However, if any other business properly comes before the Annual Meeting, the proxy holders or their substitutes will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
15.    Who can vote at the Annual Meeting?
    If you were a holder of our common stock as a “stockholder of record,” or if you are the “beneficial owner” of our common stock held in “street name,” as of the close of business on the Record Date, you may vote your shares at the virtual Annual Meeting, and at any postponements or adjournments of the Annual Meeting. As of the Record Date, there were 46,999,112 shares of our common stock outstanding. Each stockholder has one vote for each share of common stock held as of the Record Date. A list of our stockholders will be available for examination by any stockholder at the Annual Meeting and at our corporate headquarters, located at 26 Technology Drive, Irvine, CA 92618, for a period of ten days prior to the Annual Meeting.
16.    What does it mean to be a “stockholder of record”?
    If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a “stockholder of record.” As a “stockholder of record,” you may vote at the virtual Annual Meeting or vote by proxy. Regardless of whether you plan to attend the Annual Meeting, we urge you to vote your shares using one of the voting methods described in this Proxy Statement and the Notice of Internet Availability.
17.    What does it mean to be a “beneficial owner” of shares held in “street name”?
    If, on the Record Date, your shares were held in an account at a broker, bank, or other financial institution (we refer to each of those organizations collectively as a “broker”), then you are the “beneficial owner” of shares held in “street name” and these proxy materials are being made available to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. You have the right to direct your broker on how to vote the shares in your account by following the instructions printed on the Voting Instruction Form received from the bank, broker or other institution holding your stock.
    Under the rules that govern brokers, your broker is not permitted to vote on your behalf on any matter to be considered at the Annual Meeting (other than the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2022) unless you provide specific instructions to the broker as to how to vote. As a result, we encourage you to communicate your voting decisions to your broker before the date of the Annual Meeting to ensure that your vote will be counted.
18.     How do I obtain voting instructions if my stock is held in “street name”?
    If your stock is held in “street name,” you will receive a notice, typically entitled “Voting Instruction Form” or something similar, either electronically or by mail from the bank, broker or other institution holding your stock. This notice contains instructions regarding how to access the proxy materials and how to vote.
19.    If I hold my stock in street name and fail to provide specific voting instructions to the bank, broker or other institution holding it on my behalf, will my stock still get voted?
    Not on all matters. If you hold your shares in street name and want a vote to be cast on your behalf for all proposals described in this Proxy Statement, you must submit your specific voting instructions to the bank, broker or other institution holding the stock on your behalf in response to the notice you receive from it.
20.    What are “broker non-votes”?
    A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (i) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (ii) the broker lacks the authority to vote the shares at their discretion.
    Proposal Nos. 1, 3, 4, 5 and 6 are considered non-discretionary matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 2 for the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.

21.    What documentation must I provide to be admitted to the online Annual Meeting and how do I attend?
    If your shares are registered in your name, you will need to provide your 16-digit control number included on your Notice of Internet Availability or your proxy card (if you receive a printed copy of the proxy materials) in order to be able to participate in the meeting. If your shares are not registered in your name (if, for instance, your shares are held in “street name” for you by your broker, bank or other institution), you must follow the instructions printed on your Voting Instruction Form. In order to participate in the Annual Meeting, please log on to www.virtualshareholdermeeting.com/AXNX2022 at least 15 minutes prior to the start of the Annual Meeting to provide time to register and download the required software, if needed. The webcast replay will be available at www.virtualshareholdermeeting.com/AXNX2022 until the 2023 Annual Meeting of Stockholders. If you access the meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate.
22.    What documentation must I provide to vote online at the Annual Meeting?
    If you are a stockholder of record and provide your 16-digit control number when you access the meeting, you may vote all shares registered in your name during the Annual Meeting webcast. If you are not a stockholder of record as to any of your shares (i.e., instead of being registered in your name, all or a portion of your shares are registered in “street name” and held by your broker, bank or other institution for your benefit), you must follow the instructions printed on your Voting Instruction Form.
23.    How many shares must be present or represented to conduct business at the Annual Meeting?
    The presence at the Annual Meeting of the holders of a majority of the outstanding shares of common stock, as of the Record Date, virtually or by proxy and entitled to vote, will constitute a quorum, permitting us to conduct our business at the Annual Meeting. “Abstentions” and “broker non-votes” will each be counted as present at the Annual Meeting for purposes of determining the existence of a quorum at the Annual Meeting. “Broker non-votes” will result for shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote on such matter by the beneficial owner of the shares and the broker does not have discretionary authority to vote on such matter. For further discussion on broker non-votes, please refer to “What are the voting requirements to approve the proposals?” below. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.
24.    How can I vote my shares of Axonics stock?
    Stockholders of record can vote by proxy or by attending the Annual Meeting and voting. The persons named as proxies on the proxy card were designated by the Board and are members of our management. If you vote by proxy, you can do so by submitting a proxy over the Internet or by telephone as described below. If you are the beneficial owner of shares held in street name, please refer to the information forwarded by your broker to see which voting options are available to you and to see what steps you must follow if you choose to attend the virtual Annual Meeting to vote your shares.
•Submit a Proxy by Internet: You can submit a proxy over the Internet in advance of the virtual Annual Meeting by following the instructions provided on the proxy card or the voting instruction card provided to you by your broker, if applicable.
•Submit a Proxy by Telephone: If you requested to receive printed proxy materials, you can submit a proxy by telephone in advance of the virtual Annual Meeting pursuant to the instructions provided on the proxy card or by following the voting instruction card provided to you by your broker, if applicable.
•Vote in Person at the Annual Meeting: If you are a stockholder of record, you may attend the Annual Meeting and vote via the virtual meeting website, www.virtualshareholdermeeting.com/AXNX2022, where stockholders may vote and submit questions during the meeting. Please have your 16‑digit control number to join the Annual Meeting. Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/AXNX2022. Even if you plan to attend the Annual Meeting, we encourage you to submit a proxy in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend the virtual Annual Meeting. If you are the beneficial owner of shares, held in “street name,” you must obtain a legal proxy, executed in your favor by your broker, to be able to vote at the Annual Meeting.
    YOUR VOTE IS VERY IMPORTANT. We encourage you to submit your proxy even if you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us in time to vote, the individuals named as your proxy holders will vote your shares as you have directed. Regardless of whether you plan to attend the Annual Meeting, and regardless of the number of shares of our stock that you own, it is important that your shares are represented at the Annual Meeting.

25.    Can I change my vote after I have submitted my vote?
    Yes. You may revoke your proxy at any time before the vote is taken at the virtual Annual Meeting. If you are a stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method); (ii) providing written notice of revocation to our Secretary at our corporate headquarters located at 26 Technology Drive, Irvine, CA 92618, prior to your shares being voted; or (iii) participating in the virtual meeting and voting. Attendance at the virtual meeting will not cause your previously granted proxy to be revoked unless you vote at the meeting or specifically so request. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the online meeting and voting.
26.    What are the voting requirements to approve the proposals?
    Assuming that a quorum is present at the Annual Meeting, the voting requirements to approve each of the proposals to be voted upon at the Annual Meeting are as follows:
•Election of directors (Proposal 1) — Directors will be elected by a plurality of the votes cast with respect to each director’s election at the Annual Meeting, in person or by proxy. Abstentions will have no effect on the outcome of this Proposal. The election of directors is a “non-discretionary” matter, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the election of directors, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have no effect in determining which directors are elected at the Annual Meeting.
•Ratification of selection of Independent Registered Public Accounting Firm (Proposal 2) — Ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will be counted toward the tabulation of votes present or represented on this Proposal and will have the same effect as votes against this Proposal. The ratification of BDO USA, LLP is a “discretionary” matter, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the ratification of BDO USA, LLP, your broker may use its discretion to vote your uninstructed shares on this Proposal. A failure by your broker to vote your uninstructed shares on this Proposal will result in an abstention, which will have the same effect as a vote against this Proposal.
•Approve, on an advisory basis, the compensation of our named executive officers (Proposal 3) — Approval, on an advisory basis, of the compensation of our named executive officers will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will be counted toward the tabulation of votes present or represented on this Proposal and will have the same effect as votes against this Proposal. The approval, on an advisory basis, of the compensation of our named executive officers is a “non-discretionary” matter, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to this Proposal, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have no effect on the outcome of this Proposal.
•Approve an amendment to our Charter to increase the number of authorized shares of our common stock (Proposal 4) — Approval of an amendment to our Charter to increase the number of authorized shares of our common stock will require the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of our outstanding stock entitled to vote thereon, voting together as a single class. Abstentions will be included in the number of shares of our outstanding stock entitled to vote on this Proposal and will have the same effect as votes against this Proposal. The approval of an amendment to our Charter to increase the number of authorized shares of our common stock is a “non-discretionary” matter, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to this Proposal, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have the same effect as votes against this Proposal.
•Approve an amendment to our Charter to (i) reduce the vote required for our stockholders to amend, alter or repeal our Bylaws and (ii) reduce the vote required to amend, repeal, or adopt any provisions of our Charter (Proposal 5) — Approval of an amendment to our Charter to (i) reduce the vote required for our stockholders to amend, alter or repeal our Bylaws and (ii) reduce the vote required to amend, repeal, or adopt any provisions of our Charter, will require the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of our outstanding stock entitled to vote thereon, voting together as a single class. Abstentions will be included in the number of shares of our outstanding stock entitled to vote on this Proposal and will have the same effect as votes against this Proposal. The approval of an amendment to our Charter to (i) reduce the vote required for our stockholders to amend, alter or repeal our Bylaws and (ii) reduce the vote required to amend, repeal, or adopt any provisions of our Charter, is a “non-discretionary” matter, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to this Proposal, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have the same effect as votes against this Proposal.
•Approve an amendment to the 2018 Plan to increase the number of shares of our common stock available for the grant of equity compensation awards thereunder (Proposal 6) — Approval of an amendment to the 2018 Plan to increase the number of shares of our common stock available for the grant of equity compensation awards thereunder will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will be counted toward the tabulation of votes present or represented on this Proposal and will have the same effect as votes against this Proposal. The approval of an amendment to the 2018 Plan to increase the number of shares of our common stock available for the grant of equity compensation awards thereunder is a “non-discretionary” matter, meaning that if you are the beneficial owner of your shares and do not instruct your broker own to vote with respect to this Proposal, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have no effect on the outcome of this Proposal.
Proposal 6 is conditioned upon the approval by our stockholders of Proposal 4, and Proposal 6 will not be adopted if our stockholders do not approve Proposal 4.
27.    Could other matters be decided at the Annual Meeting?
    As of the date this Proxy Statement was made available to stockholders, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if any other matters are presented for consideration at the Annual Meeting including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of one or more of the Proposals, the persons named as proxy holders and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.
28.    Who is paying for the cost of this proxy solicitation?
    The proxies being solicited hereby are being solicited by us, and the cost of soliciting proxies in the enclosed form will be borne by us. We have also retained Kingsdale Advisors (“Kingsdale”), to aid in the solicitation. For these services, we will pay Kingsdale a fee of approximately $12,500 and reimburse it for certain out-of-pocket disbursements and expenses. Our officers and other employees may, without compensation other than their regular compensation, solicit proxies by further mailings, personal conversations, telephone, facsimile or other electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.
29.    What is the deadline to submit stockholder proposals for our 2023 Annual Meeting of Stockholders?
    Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any stockholder desiring to include a proposal in our Proxy Statement with respect to our 2023 Annual Meeting of Stockholders should arrange for such proposal to be delivered to us at our corporate headquarters no later than December 16, 2022, in order to be considered for inclusion in our proxy statement relating to such annual meeting. Matters pertaining to such proposals, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act and the rules of the SEC.
    In addition, pursuant to our Bylaws, any stockholder desiring to submit a proposal for action or nominate one or more persons for election as directors at our 2023 Annual Meeting of Stockholders pursuant to the advance notice provisions of our Bylaws must submit a notice of the proposal or nomination to us between January 25, 2023 and February 24, 2023, or else it will be considered untimely and ineligible to be properly brought before the Annual Meeting. In each case, the notice of the proposal or nomination must include certain information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements relating to our capital stock. However, if our 2023 Annual Meeting of Stockholders is not held between April 25, 2023 and August 3, 2023, under our Bylaws, this notice must be provided not earlier than the 120th day prior to the 2023 Annual Meeting of Stockholders and not later than the close of business on the later of (a) the 90th day prior to the 2023 Annual Meeting of Stockholders or (b) the 10th day following the date on which notice of the date of the 2023 Annual Meeting of Stockholders is first mailed to stockholders or otherwise publicly disclosed, whichever first occurs.
    All such notices should be directed to our Secretary at our corporate headquarters located at Axonics, Inc., 26 Technology Drive, Irvine, CA 92618. For more information, and for more detailed requirements, please refer to our Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 001-38721), filed with the SEC on November 5, 2018.

30.    I share an address with another stockholder, and we received only one copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
    The SEC rules permit brokers to participate in a practice known as “householding,” which means that only one copy of the Notice of Internet Availability and, if applicable, this Proxy Statement and the Annual Report, will be sent to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. Householding is designed to reduce printing and postage costs, and results in cost savings for us. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If you receive a householding mailing this year and would like to have additional copies of our Notice of Internet Availability and, if applicable, this Proxy Statement and/or the Annual Report mailed to you, or if you would like to opt out of this practice for future mailings, please contact your broker or submit your request to our General Counsel at Axonics, Inc., 26 Technology Drive, Irvine, CA 92618, or by telephone at (949) 396-6322. Upon receipt of any such request, we agree to promptly deliver a copy of the Notice of Internet Availability and, if applicable, this Proxy Statement and/or the Annual Report to you. In addition, if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact us using the contact information set forth above.
31.    Where can I find voting results of the Annual Meeting?
    We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.
32.    Whom should I contact with other questions?
    If you have additional questions about this Proxy Statement or the Annual Meeting, please contact Kingsdale, our proxy solicitor, by telephone at (866) 851-3215 (stockholders) and (416) 867-2272 (banks and brokerage firms), or by email at contactus@kingsdaleadvisors.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, EXECUTIVE OFFICERS AND DIRECTORS
The following table sets forth, as of April 1, 2022, information regarding beneficial ownership of our capital stock by:
•each of our named executive officers;
•each of our directors;
•all of our directors and executive officers as a group; and
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding common stock.
The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire by May 31, 2022 (sixty days after April 1, 2022) through the exercise or conversion of a security or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with a family member, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares for any other purpose.
Our calculation of the percentage of beneficial ownership is based on 46,999,112 shares of our common stock outstanding as of April 1, 2022.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o Axonics, Inc., 26 Technology Drive, Irvine, California 92618.

Name and Address of Beneficial Owner	Amount and Nature of Shares Beneficially Owned	%
Named Executive Officers and Directors
Raymond W. Cohen(1)	532,796	1.13
Dan L. Dearen(2)	62,775	*
Rinda K. Sama(3)	121,643	*
John Woock, Ph.D.(4)	113,216	*
Alfred Ford, Jr.(5)	63,476	*
Nancy Snyderman, M.D., FACS(6)	29,011	*
Robert E. McNamara(7)	28,094	*
Michael H. Carrel(8)	28,261	*
Jane E. Kiernan(9)	20,011	*
David M. Demski(10)	14,442	*
Esteban López, M.D.(11)	3,500	*
All executive officers and directors as a group (12 persons)(12)	1,099,103	2.31
Greater than 5% Holders
FMR LLC(13)	3,919,384	8.34
BlackRock, Inc.(14)	3,525,549	7.50
The Vanguard Group(15)	2,902,696	6.18
_____________________________________________
* Less than 1%.
(1)    Includes (i) 339,161 shares of common stock underlying stock options exercisable within 60 days of April 1, 2022, and (ii) 126,904 shares of common stock held by the Cielo Trust established March 30, 2018. Mr. Cohen is a trustee of the Cielo Trust established March 30, 2018, and as a result, shares voting and dispositive power over the shares held by it.
(2)    Includes 42,121 shares of common stock underlying stock options exercisable within 60 days of April 1, 2022.
(3)    Includes (i) 38,017 shares of common stock underlying stock options exercisable within 60 days of April 1, 2022, (ii) 4,000 shares of common stock held by Mr. Sama’s spouse and (iii) 11,874 shares of common stock underlying stock options exercisable within 60 days of April 1, 2022 held by Mr. Sama’s spouse.
(4)     Includes 52,240 shares of common stock underlying stock options exercisable within 60 days of April 1, 2022.
(5)    Includes 26,703 shares of common stock underlying stock options exercisable within 60 days of April 1, 2022.
(6)    Includes 14,167 shares of common stock underlying stock options exercisable within 60 days of April 1, 2022.

(7)    Includes 18,333 shares of common stock underlying stock options exercisable within 60 days of April 1, 2022.
(8)    Includes 15,000 shares of common stock underlying stock options exercisable within 60 days of April 1, 2022.
(9)    Consists of shares of restricted common stock held by Ms. Kiernan.
(10)    Includes 10,000 shares of common stock underlying stock options exercisable within 60 days of April 1, 2022.
(11)    Consists of shares of restricted common stock held by Dr. López.
(12)    Includes 607,441 shares of common stock underlying stock options exercisable within 60 days of April 1, 2022.
(13)    Based solely on a Schedule 13G/A filed with the SEC on February 9, 2022 by FMR LLC, FMR LLC has sole voting power with respect to 1,006,531 shares of our common stock and sole dispositive power with respect to 3,919,384 shares of our common stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(15)    Based solely on a Schedule 13G/A filed with the SEC on February 3, 2022 by BlackRock, Inc., BlackRock, Inc. has sole voting power with respect to 3,477,241 shares of our common stock and sole dispositive power with respect to 3,525,549 shares of our common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(16)    Based solely on a Schedule 13G filed with the SEC on February 9, 2022 by The Vanguard Group, The Vanguard Group has shared voting power with respect to 84,528 shares of our common stock, sole dispositive power with respect to 2,783,503 shares of our common stock and shared dispositive power with respect to 119,193 shares of our common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock with the SEC. Executive officers, directors and greater than ten-percent stockholders are required to furnish us with copies of all such forms they file.
Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no additional forms were required, we believe that all filing requirements applicable to our executive officers, directors and greater than ten-percent stockholders were complied with for the fiscal year ended December 31, 2021, except that due to administrative errors, a Form 4 was not filed within the required period for the following: (i) two Forms 4 and three transactions for Mr. Demski reporting shares granted on January 31, 2021 and October 22, 2021, (ii) one Form 4 and two transactions for Mr. Woock reporting shares sold on February 25, 2021, (iii) one Form 4 and three transactions for Mr. Dearen reporting options exercised and shares sold on April 20, 2021 and April 21, 2021, (iv) one Form 4 and one transaction for Mr. McNamara reporting shares granted on October 22, 2021, (v) one Form 4 and one transaction for Ms. Kiernan reporting shares granted on October 22, 2021, (vi) one Form 4 and one transaction for Dr. Snyderman reporting shares granted on October 22, 2021, and (vii) one Form 4 and one transaction for Mr. Carrel reporting shares granted on October 22, 2021.

Changes in Control
We are not aware of any arrangements that have resulted, or may at a subsequent date result, in a change of control of Axonics.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

    There have been no transactions since January 1, 2021, in which the amount involved in the transaction exceeded or will exceed the lesser of $120,000 and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than compensation arrangements for our directors and executive officers, which are described under “Director Compensation” and “Executive Compensation”.

Policies and Procedures for Transactions with Related Persons

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration, ratification and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as directors or executive officers are not considered related-person transactions under this policy. A related person is any executive officer, director or a holder of more than 5% of any class of our equity, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our audit committee for review, consideration and approval. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions or other sources of comparable products or services are available. To identify related-person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our audit committee or other independent body of the Board will take into account the relevant available facts and circumstances including, but not limited to:

•the risks, costs and benefits to us;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. Our audit committee will approve only those related-person transactions that are in the best interests of our company, as our audit committee determines in good faith.

EXECUTIVE OFFICERS
Each of our executive officers serves at the discretion of the Board. The determination as to which of our employees qualify as executive officers was made by the Board in accordance with the rules of the SEC. Biographical information for our executive officers as of the date this Proxy Statement was made available is set forth below. There are no family relationships between any of our directors or executive officers. There are no legal proceedings related to any of the executive officers that must be disclosed pursuant to Item 401(f) of Regulation S-K.

Name	Age	Position(s)
Raymond W. Cohen	63	Chief Executive Officer, Director
Dan L. Dearen	59	President, Chief Financial Officer
Rinda K. Sama	43	Chief Operating Officer
John Woock, Ph.D.	39	Executive Vice President, Chief Marketing & Strategy Officer
Alfred Ford, Jr.	51	Chief Commercial Officer
Karen Noblett, M.D.	59	Chief Medical Officer
For biographical information for Raymond W. Cohen, please refer to Proposal 1.
Dan L. Dearen has served as our President since August 2018 and our Chief Financial Officer since October 2013. From October 2013 to August 2018, Mr. Dearen served as our Chief Operating Officer. From July 2009 to October 2013, Mr. Dearen served as Chief Operating Officer and Chief Financial Officer of Vessix Vascular, Inc., a developer of a novel renal denervation system used to treat uncontrolled hypertension, which was acquired by Boston Scientific Corporation. Previously, he served as Chief Financial Officer of Miraval Holding, Q3DM, Medication Delivery Devices and was a Principal at Ventana Growth Funds, an international venture capital firm investing in medical devices, life sciences and healthcare companies. Mr. Dearen started his career as a CPA (inactive) in the healthcare group at Ernst & Young in Dallas, Texas. He holds a B.B.A. in Accounting & Business from Southern Methodist University and an M.B.A. from Boston College and completed the Accredited Public Company Director Certification program at the University of California Los Angeles. In March of 2021, Mr. Dearen joined the Board of Directors of Endotronix, Inc., a digital health and medical technology company, as an Independent Director and Chair of the Audit Committee.
Rinda K. Sama has served as our Chief Operating Officer since August 2018. From May 2014 to August 2018, Mr. Sama served as our Vice President, Operations and Quality. From June 2011 to May 2014, Mr. Sama served as Director, Operations and Quality of Vessix Vascular, Inc. Since July 2021, Mr. Sama served on the board of directors of BioVentrix, a privately held medical device company focused on treating congestive heart failure via transcatheter based ventricular restoration. Mr. Sama holds a B.S. in Biomedical Engineering from Karnatak University Dharwad, a M.S. in Biomedical Engineering from the University of Southern California and an M.B.A. from the University of California, Irvine.
John Woock, Ph.D. has served as our Executive Vice President, Chief Marketing & Strategy Officer since December 2021. Prior to that time, Mr. Woock served as our Chief Marketing Officer from June 2018 to November 2021, as our Vice President, Global Marketing and Clinical Operations from January 2017 to May 2018 and our Vice President, Product Marketing from June 2014 to December 2016. Before working with our company, he was a postdoctoral fellow at the Stanford Biodesign Program at Stanford University from August 2013 to June 2014 and a management strategy consultant at McKinsey & Company from February 2010 to August 2013. Mr. Woock holds a B.S. in Biomedical Engineering from Washington University in St. Louis and a Ph.D. in biomedical engineering from Duke University.
Alfred Ford, Jr. has served as our Chief Commercial Officer since November 2017. From January 1997 to June 2017, Mr. Ford served as President and Chief Commercial Officer, General Manager, Vice President, Global Sales & Marketing, Vice President, Sales, Distribution Director, Regional Sales Manager and Territory Manager of Cardiac Science, Inc., a manufacturer of external automatic defibrillators. Mr. Ford holds a B.S. in Marketing and an M.S. in International Marketing from Saint Joseph’s University.
Karen Noblett, M.D. has served as our Chief Medical Officer since October 2017 and as a physician advisor to Axonics from January 2014 until joining us as an employee. From August 2014 to September 2017, Dr. Noblett served as Professor and Department Chair, OB/GYN, at the University of California, Riverside. From October 1998 to July 2014, Dr. Noblett served as Professor and Division Director at the University of California, Irvine. From July 1995 to June 1998, Dr. Noblett completed her fellowship in Female Pelvic Medicine and Reconstructive Surgery and from July 1991 to June 1995, she completed her residency in Obstetrics and Gynecology at the University of California, Irvine. In June 2019, Dr. Noblett completed her M.B.A. at the University of California, Irvine. Dr. Noblett holds a B.A. in Biology from California State

University, Fresno, an M.D. from the University of California, Irvine, and an M.S. in Research from the University of California, San Diego.

PROPOSAL 1 — ELECTION OF DIRECTORS
The Board currently consists of seven annually-elected directors. Acting upon the recommendation of our Nominating and Corporate Governance Committee, the Board nominated Michael H. Carrel, Raymond W. Cohen, Jane E. Kiernan, Robert E. McNamara, Nancy Snyderman, M.D., FACS, David M. Demski, and Esteban López, M.D. for election to the Board at the Annual Meeting.
Each director will be elected to serve a one-year term expiring at the Annual Meeting of Stockholders to be held in 2023 and until his or her successor has been duly elected and qualified, or until his or her earlier resignation or removal.
Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve. There are no family relationships between any of our directors or executive officers. There are no legal proceedings related to any of the directors or director nominees which must be disclosed pursuant to Item 401(f) of Regulation S-K. No stockholder has any special rights regarding the election or designation of members of the Board. There are no agreements or understandings pursuant to which any of the directors was selected to serve as a director.
Director Qualifications
The Board has determined that, as a whole, it must have the right mix of characteristics, skills and diversity to provide effective oversight of our company. In selecting directors, the Board seeks to achieve a mix of directors that enhances the diversity of background, skills and experience on the Board, including with respect to age, gender, international background, ethnicity and specialized experience. Directors should have relevant expertise and experience and be able to offer advice and guidance to our Chief Executive Officer based on that expertise and experience.
Each director is also expected to:
•possess fundamental qualities of intelligence, honesty, perceptiveness, maturity, integrity, fairness and responsibility;
•have a genuine interest in Axonics and recognize that as a member of the Board, each director is accountable to all of our stockholders, not to any particular interest group;
•be of the highest ethical character and share the values of Axonics as reflected in our Code of Conduct;
•be highly accomplished in his or her field, with superior credentials and recognition;
•possess sound business judgment, be able to work effectively with others, have sufficient time to devote to our affairs; and be free from conflicts of interest; and
•have independent opinions and be willing to state them in a constructive manner.
The Board periodically reviews the diversity of skills and characteristics needed in the Board’s oversight of our company, as well as the effectiveness of the mix of skills and experience. The Board considers the skill areas represented on the Board, those skill areas represented by any directors who are expected to retire or leave the Board in the near future, and recommendations of directors regarding skills that could improve the ability of the Board to carry out its responsibilities.
Identifying and Evaluating Nominees
When the Board or its nominating and corporate governance committee has identified the need to add a new director with specific qualifications or to fill a vacancy on the Board, the chair of the nominating and corporate governance committee will initiate a search, seeking input from other directors and senior management, review any candidates that the nominating and corporate governance committee has previously identified, and, if necessary, hire a search firm. The nominating and corporate governance committee will identify the initial list of candidates who satisfy the specific criteria and otherwise qualify for membership on the Board. Selected members of the Board will interview each qualified candidate; other directors will also interview the candidate if practicable. Based on a satisfactory outcome of those interviews, the nominating and corporate governance committee will make its recommendation on the candidate to the Board.
Our Bylaws include a procedure that stockholders must follow in order to nominate a person for election as a director at an annual meeting of stockholders. The Bylaws require that timely notice of the nomination in proper written form, including all required information, be provided to the Corporate Secretary.
Required Vote of Stockholders
A plurality of the votes cast with respect to each director’s election at the Annual Meeting is required for the election of each director. Abstentions will have no effect in determining which directors are elected at the Annual Meeting.

    Proxies received in response to this solicitation will be voted “FOR” the election of the above-named nominees to the Board unless otherwise specified in the proxy.
Board Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE FOLLOWING SEVEN NOMINEES.

Name	Age	Position(s)	Serving Since
Raymond W. Cohen	63	Chief Executive Officer, Director	2013
Robert E. McNamara	65	Director	2018
Michael H. Carrel	51	Director	2019
Nancy Snyderman, M.D., FACS	70	Director	2019
Jane E. Kiernan	61	Director	2019
David M. Demski	64	Director	2021
Esteban López, M.D.	49	Director	2021

Raymond W. Cohen has served as our Chief Executive Officer and as a member of the Board since our inception in October 2013. Mr. Cohen has extensive medical device experience, holding several Chair and Chief Executive Officer positions on the boards of publicly listed life sciences companies. Mr. Cohen is an accredited public company director having completed the UCLA certification program for public company directors. Since August 2021, Mr. Cohen served as the Chairman of the board of directors of BioVentrix, a privately held medical device company focused on treating congestive heart failure via transcatheter based ventricular restoration. From November 2013 to July 2021, Mr. Cohen served as Chairman of the board of directors and member of audit committee, compensation committee and nominating committees of BioLife Solutions, Inc., (NASDAQ: BLFS), a developer, manufacturer and supplier of proprietary clinical grade cell and tissue hypothermic storage and cryopreservation freeze media for human cells. From June 2013 to April 2020, Mr. Cohen served as a member of the board of directors, Chair of the compensation committee, member of the audit committee and member of the nominating and corporate governance committee of Spectrum Pharmaceuticals, Inc., (NASDAQ: SPPI), a developer and marketer of oncology and hematology drugs. From April 2016 to June 2017, Mr. Cohen served as a member of the board of directors and a member of the compensation and audit committees of publicly listed Zurich-based LifeWatch AG, a manufacturer and marketer of ambulatory electrocardiogram services, which was acquired by Biotelemetry Inc. (NASDAQ: BEAT), in July 2017. From June 2013 to December 2017, Mr. Cohen served as Chair of the board of directors of Lombard Medical, Inc., a manufacturer and marketer of abdominal aortic aneurysm stent graphs. From August 2010 to November 2012, Mr. Cohen served as Chief Executive Officer and as a member of the board of directors of Vessix Vascular, Inc., a developer of a novel renal denervation system used to treat uncontrolled hypertension, which was acquired by Boston Scientific Corporation. From 1997 to 2006, Mr. Cohen served as Chief Executive Officer of Nasdaq-listed Cardiac Science, Inc., a manufacturer of external automatic defibrillators. From 1982 to 1997, Mr. Cohen served in various sales and marketing positions for a number of medical device companies. In 2021, Cohen was named by Ernst & Young as Entrepreneur of the Year for the Southwest United States. In 2008, Mr. Cohen was named by AeA as the Private Company Life Science Chief Executive Officer of the Year. Mr. Cohen was named Entrepreneur of the Year in 2002 by the Orange County Business Journal and was a finalist for Ernst & Young’s Entrepreneur of the Year in the medical company category in 2004. Mr. Cohen holds a B.S. in Business Management from the State University of New York at Binghamton. We believe Mr. Cohen’s extensive experience in the medical device industry qualifies him to serve on the Board.

Robert E. McNamara has served as a member of the Board and as Chair of our audit committee since November 2018, and as a member of our nominating and corporate governance committee since April 2019. Since February 2018, Mr. McNamara has served as a member of the board of directors and audit committee of Xtant Medical Holdings, Inc. (OTCMKTS: XTNTW), a publicly traded manufacturer and marketer of regenerative medical products and devices, and since February 2019, Chair of the compensation committee. Since June 2021, Mr. McNamara has served as a member of the board of directors, chair of the audit committee and member of the compensation committee for Teknova (TKNO), a publicly traded manufacturer and supplier of reagents and buffers to the pharma industry. Mr. McNamara previously worked at LDR Holdings/Spine, Inc., serving as its Executive Vice President from January 2013 to July 2016, and serving as its Chief Financial Officer from April 2012 to July 2016. From 2006 to 2009, Mr. McNamara served as a member of the board of directors and audit committee of Northstar Neurosciences, a publicly traded medical device company. From December 2004 to September 2008, Mr. McNamara was the Senior Vice President and Chief Financial Officer of Accuray, Inc., a publicly traded medical device manufacturer. In addition, Mr. McNamara has served as the Senior Vice President and Chief Financial Officer of Somnus Medical Technologies and the Chief Financial Officer for Target Therapeutics, Inc., each publicly traded companies. Mr. McNamara is the former Mayor of Menlo Park, California. Mr. McNamara holds a B.S. in Accounting from the University of San Francisco and an M.B.A. in Finance from The Wharton School at the University of Pennsylvania. We believe that Mr. McNamara’s extensive experience as an executive and director in the medical device industry and his prior service as a senior-level executive of medical device companies qualifies him to serve on the Board.

Michael H. Carrel has served as a member of the Board since February 2019 and was named Chairman of the Board on April 28, 2020. Mr. Carrel served as a member of our nominating and corporate governance committee from December 2020 to November 2021, and a member of our compensation committee from February 2019 to November 2021. Since November 2012, Mr. Carrel has served as President, Chief Executive Officer and director of AtriCure, Inc. (NASDAQ: ATRC), a medical device company that provides solutions for the treatment of atrial fibrillation and related conditions. Prior, Mr. Carrel served as President and Chief Executive Officer of Vital Images, Inc., a publicly traded medical imaging software company. Prior to Vital Images, Inc., Mr. Carrel was President and CEO of Zamba Corporation, a publicly traded technology company, and Chief Financial Officer of NextNet Wireless, a privately held provider of non-line-of-sight plug and play broadband wireless access systems. Mr. Carrel is the Vice Board Chair of Big Brothers Big Sisters of America and has served on the Board since 2021, and he has served on the Board of Medical Device Manufacturers Association (MDMA) since 2017. Mr. Carrel holds a B.S. in Accounting from The Pennsylvania State University and an M.B.A. from The Wharton School at the University of Pennsylvania. We believe that Mr. Carrel’s experience as a senior-level executive and director of publicly traded medical device companies qualifies him to serve on the Board.

Nancy Snyderman, M.D., FACS has served as Chair of our nominating and corporate governance committee since September 2020, a member of our compensation committee since December 2020, a member of the Board and a member of our nominating and corporate governance committee since April 2019. Dr. Snyderman has served as an independent director on the board of directors of Alkermes plc (NASDAQ: ALKS), as a member of their nominating and corporate governance committee since 2016, and as an independent director on the board of directors of Lyra Therapeutics, Inc. (NASDAQ: LYRA) since October 2020. Dr. Snyderman was an advisory board member to GE’s Healthymagination for twelve years and previously served as a vice president for corporate communications at Johnson & Johnson. Dr. Snyderman is a board-certified head and neck surgeon and has had academic appointments at the University of Pennsylvania and the University of California-San Francisco. She recently served as a professor at the Center for Innovation for Global Health at Stanford University. Dr. Snyderman is an Emmy award winning medical correspondent having worked at ABC News from 1987 to 2003 and later as chief medical editor at NBC News from 2004 to 2015. She has been widely published in peer-reviewed medical journals and has written for Good Housekeeping, AARP, Parenting, Health, and O magazines. Dr. Snyderman is an advocate for women’s health and a prolific public speaker and presently serves on the board of directors of Fair Food Network and the Albright Institute at Wellesley College. Dr. Snyderman holds a B.A. in microbiology from Indiana University and an M.D. from the University of Nebraska and has completed residencies in Pediatrics and Otolaryngology Head and Neck Surgery at the University of Pittsburgh. We believe that Dr. Snyderman’s extensive experience as a physician, advisor for, and director of medical device companies qualifies her to serve on the Board.

Jane E. Kiernan has served as Chair of our compensation committee since December 2020, and a member of the Board, a member of our audit committee, and a member of our compensation committee since April 2019. Ms. Kiernan has over 30 years of executive and management leadership in health care with both public and private companies. Currently, Ms. Kiernan is the Chief Executive Officer for Surgimatix, Inc., an early-stage medical device company with a novel technology platform for soft tissue fixation in minimally invasive surgery. From March 2020 to September 2020, Ms. Kiernan served on the board of Endologix (NASDAQ: EGLX) and served as part of the nominating and compliance audit committees. In 2018, Ms. Kiernan co-founded K2 Biotechnology Ventures, an organization engaged in developing and commercializing university and medical center innovations in partnership with venture capital, health care corporations and philanthropic health care foundation partners. She served in this capacity through March 2022. From 2010 to 2017, Ms. Kiernan served as the Chief Executive Officer of Salter Labs, a manufacturer of specialty medical devices. From 2006 to 2011, Ms. Kiernan served on the board of directors and as Chair of the audit committee of American Medical Systems Holdings Inc. prior to it being acquired by Endo Health Solutions Inc., formerly Endo Pharmaceuticals Holdings Inc., a subsidiary of Endo International plc. From 2001 to 2010, Ms. Kiernan held executive and general management positions with Baxter Healthcare Corporation. Prior to 2001, she held corporate and line management roles in finance, strategy, marketing, and operations with both Baxter Healthcare Corporation and Allegiance Healthcare Corporation. In addition, she is a past president of the Healthcare Businesswomen’s Association, Chicago Chapter. Ms. Kiernan holds a B.A. in business from Southern Methodist University. We believe that Ms. Kiernan’s experience as a senior-level executive and director of publicly traded medical device companies qualifies her to serve on the Board.

David M. Demski has served as a member of the Board and a member of our audit committee since January 2021. Since August 2019, he has served as President, Chief Executive Officer and director of Globus Medical (NASDAQ: GLBS). Between August 2017 and August 2019 he served as Chief Executive Officer of Globus Medical. He has served as a director since Globus Medical’s inception in 2003 and is a member of the Nominating and Corporate Governance Committee. Between September 2015 and August 2017, Mr. Demski served as President, Emerging Technologies. He served as President and Chief Operating Officer from August 2008 until September 2015 and as Chief Financial Officer from 2003 until August 2008. Prior to joining Globus in 2003, Mr. Demski founded Cornerstone Capital LBO Fund, a boutique leveraged-buyout consultancy. Mr. Demski’s experience also includes serving as Vice President for Gilo Ventures, a Silicon Valley-based venture capital fund, from 2000 to 2001, and serving as Chief Operating Officer of Rendall and Associates, a telecommunications-focused consulting firm, from 1994 to 2000. He also managed regional and international distribution for Domino’s Pizza during the company’s growth in the late 1980s. Previously, he was an audit supervisor for Peat, Marwick, Mitchell & Company. Mr. Demski received a B.S. in Business Administration from the University of Michigan and an M.B.A. from the Stanford Graduate School of Business. Mr. Demski’s extensive leadership experience, as well as his prior experience in the investing and auditing industries, bring to the Board critical strategic planning, financial, operations and leadership skills and qualify him to serve as one of our directors.

Esteban López, M.D. has served as a member of the Board since July 2021. Since January 2021 he has served on the Board of Directors of Addus HomeCare Corporation (NASDAQ: ADUS), a publicly traded provider of home care services. Since September 2020, he has also served as the Americas Healthcare and Life sciences Market Lead at Google Cloud with multinational executive responsibility for strategy and solutions development. From March 2013 to December 2019, he worked at Health Care Service Corporation (HCSC) in several executive roles most recently as Chief Medical Officer for Clinical Strategy and Innovation. HCSC is the fourth largest health insurer in the U.S. Dr. López received a B.A. in biology from the University of California, Santa Cruz, his M.D. from Michigan State University College of Human Medicine, and his M.B.A. from the University of Texas at Dallas. Dr. López is dual Board Certified in both Internal Medicine and Pediatrics and continues to practice medicine in his free time at the company he founded, Hopscotch Health. Dr. López is qualified to serve as a member of our Board due to his extensive knowledge and experience in the healthcare industry. We believe his experience directly applies to the business needs of the Company and he will bring a positive contribution to the Board.

DIRECTOR COMPENSATION
Annual Retainer
Non-employee directors are entitled to receive an annual retainer and additional retainer fees for their service on committees of the Board, in accordance with the table set forth below. We also reimburse non-employee directors for reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Our Chief Executive Officer does not receive compensation for his service on the Board.

Non-Employee Director Fees

Annual Retainer (All)	$50,000
Additional Annual Retainer for Chairman of the Board	$30,000
Additional Annual Retainer for Audit Committee Chairperson	$20,000
Additional Annual Retainer for Compensation Committee Chairperson	$15,000
Additional Annual Retainer for Nominating & Corporate Governance Committee Chairperson	$15,000
Additional Annual Retainer for Audit Committee Member (other than Chairperson)	$10,000
Additional Annual Retainer for Compensation Committee Member (other than Chairperson)	$7,500
Additional Annual Retainer for Nominating & Corp. Gov. Committee Member (other than Chairperson)	$7,500
Equity Awards
In fiscal 2021, each non-employee director who was able to accept remuneration in the form of equity awards was granted equity awards under the 2018 Plan in the form of shares of restricted stock. Equity awards held by our non-employee directors generally vest over a one-year period from the grant date, subject to continuous service. All equity awards held by our non-employee directors will vest in full immediately prior to the occurrence of a change in control or upon the holder’s death or disability. The following table shows compensation for our non-employee directors for the fiscal year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(9)	Option Awards(2)(9)	Total ($)
Michael H. Carrel (3)	86,146	152,437	—	238,583
Jane E. Kiernan (4)	74,688	152,437	—	227,125
Robert E. McNamara(5)	77,500	152,437	—	229,937
Nancy Snyderman, M.D., F.A.C.S. (6)	72,188	152,437	—	224,625
David M. Demski (7)	60,000	244,460	283,426	587,886
Esteban López, M.D.(8)	24,167	208,950	330,753	563,870
_____________________________________________
(1)    Represents the grant date fair value of restricted stock awards calculated in accordance with FASB ASC Topic 718 calculated based on closing price of our common stock on the day of the grant date of the restricted stock awards multiplied by the number of shares granted. Except as set forth below, restricted stock awards are subject to time-based vesting as described above. These amounts do not represent cash payments or proceeds actually received by the directors and the actual values they realize may be materially different from these reported amounts upon their sale of the underlying shares. For fair value assumptions refer to Note 6 to our financial statements included in our Annual Report on Form 10-K.
(2)    Represents the grant date fair value of the stock option awards calculated in accordance with FASB ASC Topic 718, using the Black-Scholes option pricing model. Except as set forth below, stock options are subject to time-based vesting as described above. These amounts do not represent cash payments or proceeds actually received by the directors and the actual values they realize may be materially different from these reported amounts upon their sale of the underlying shares. For fair value assumptions refer to Note 6 to our financial statements included in our Annual Report on Form 10-K.
(3)    Mr. Carrel serves as a member of the compensation committee, a member of the nominating and corporate governance committee, and as Chairman of the Board. Mr. Carrel was granted 2,261 restricted shares valued at $67.42 per share on October 22, 2021, which will vest in full on October 22, 2022, subject to acceleration described above.
(4)     Ms. Kiernan serves as Chair of the compensation committee and a member of the audit committee. Ms. Kiernan was granted 2,261 restricted shares valued at $67.42 per share on October 22, 2021, which will vest in full on October 22, 2022, subject to acceleration described above.
(5)    Mr. McNamara serves as Chairman of the audit committee and as a member of the nominating and corporate governance committee. Mr. McNamara was granted 2,261 restricted shares valued at $67.42 per share on October 22, 2021, which will vest in full on October 22, 2022, subject to acceleration described above.
(6)    Dr. Snyderman serves as Chair of the nominating and corporate governance committee and a member of the compensation committee. Dr. Snyderman was granted 2,261 restricted shares valued at $67.42 per share on October 22, 2021, which will vest in full on October 22, 2022, subject to acceleration described above.

(7)    Mr. Demski serves as a member of the audit committee. Mr. Demski was granted (i) 3,500 restricted shares valued at $51.70 per share on January 31, 2021, which vested on December 31, 2021; (ii) 10,000 option shares on January 31, 2021, exercisable at $51.70 per share, which vested on December 31, 2021; (iii) 942 restricted shares valued at $67.42 per share on October 22, 2021, which will vest in full on October 22, 2022, subject to acceleration described above.
(8)    Dr. López was granted (i) 3,500 restricted shares valued at $59.70 per share on July 15, 2021, which will vest in full on July 15, 2022; (ii) 10,000 option shares on July 15, 2021, exercisable at $59.70 per share, which will vest in full on July 15, 2022, subject to acceleration described above.
(9)    The aggregate number of shares of restricted stock and stock options held as of December 31, 2021 by each non-employee director named above as of such date were as follows:

Name	Aggregate Number of Outstanding Shares of Restricted Stock at December 31, 2021	Aggregate Number of Shares Underlying Outstanding Stock Options at December 31, 2021
Michael H. Carrel	2,261	15,000
Jane E. Kiernan	2,261	—
Robert E. McNamara	2,261	18,333
Nancy Snyderman, M.D., FACS	2,261	14,167
David M. Demski	942	10,000
Esteban López, M.D.	3,500	10,000

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
    The audit committee of the Board is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The audit committee has selected BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. BDO USA, LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2021.
    Although ratification by our stockholders is not a prerequisite to the audit committee’s ability to select our independent registered public accounting firm, the audit committee believes that asking our stockholders to ratify the selection is advisable and in the best interests of our stockholders, and represents an important corporate governance practice. Accordingly, stockholders are being asked to ratify, confirm and approve the selection of BDO USA, LLP as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements for the fiscal year ending December 31, 2022. If the stockholders do not ratify our selection of BDO USA, LLP, the selection of our independent registered public accounting firm will be reconsidered by the audit committee; although, the audit committee may select BDO USA, LLP even if our stockholders do not ratify our selection of BDO USA, LLP. If our stockholders ratify the appointment of BDO USA, LLP, the audit committee will continue to conduct an ongoing review of BDO USA, LLP’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace BDO USA, LLP at any time.
    Representatives from BDO USA, LLP will be virtually present at the Annual Meeting. They may make a statement if they desire to do so and will be available to answer appropriate questions from stockholders.

Required Vote of Stockholders
    The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal is required for the approval thereof. Abstentions will have the same effect as votes “AGAINST” this Proposal.

    Proxies received in response to this solicitation will be voted “FOR” the ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 unless otherwise specified in the proxy.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.
Independent Registered Public Accounting Firm Fees
The table below reflects the aggregate fees billed for audit, audit-related, tax and other services rendered by BDO USA, LLP for our fiscal years ended December 31, 2021 and 2020.

Fee Category	Year Ended December 31, 2021	Year Ended December 31, 2020
Audit Fees	$630,577	$412,149
Tax Fees	24,564	—
Total	$655,141	$412,149
Audit Fees
Audit fees consisted of fees for professional services rendered for: (i) the integrated audit of our 2021 and 2020 annual consolidated financial statements and internal control over financial reporting; (ii) the reviews of our quarterly consolidated financial statements; (iii) the reviews of our registration statements on Form S-3 filed with the SEC in 2021 and 2020, and related prospectus supplements; and (iv) audit services related to other reports filed with the SEC.

Tax Fees
Tax fees consisted of fees for tax consulting services.
No other services were rendered by BDO USA, LLP to us for the years ended December 31, 2021 and 2020.
Audit Committee Pre-Approval Policies and Procedures
All audit and non-audit services by our independent registered public accounting firm were pre-approved by our audit committee. For audit services, BDO USA, LLP provides the audit committee with an audit engagement letter, including proposed fees in advance of the annual audit. The audit committee approves the engagement letter and fees for the audit. Pursuant to its charter, the audit committee may establish pre-approval policies and procedures, subject to SEC and NASDAQ rules and regulations, to approve audit and non-audit services, although it has not yet done so.

CORPORATE GOVERNANCE
Board of Directors Overview
    Under our Bylaws and the Delaware General Corporation Law, our business and affairs are managed by or under the direction of the Board, which selectively delegates responsibilities to its standing committees. The Board currently consists of seven members. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to our management. The Board meets on a regular basis and additionally as required.
We expect directors to regularly attend meetings of the Board and of all committees on which they serve and to review the materials sent to them in advance of those meetings. Although we have no formal policy requiring attendance, directors are encouraged to attend the Annual Meeting and we expect nominees for election at each annual meeting of stockholders to participate in the Annual Meeting. The Board generally expects to hold four regular meetings per year and to meet on other occasions when circumstances require. Directors spend additional time preparing for Board and committee meetings, and we may call upon directors for advice between meetings. The Board held seven meetings in 2021. Each director attended at least 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, that occurred during the portion of the last fiscal year for which he or she was a director or committee member.
The Board maintains an audit committee, a compensation committee and a nominating and corporate governance committee. The Board has adopted charters for each of the committees, and those charters are to be reviewed annually by the committees and the Board. Each of the audit, compensation and nominating and corporate governance committee charters is available to our stockholders in the Corporate Governance section of the Investor Relations page on our website, which is located at http://ir.axonics.com/corporate-governance/governance-overview.
The committees have the functions and responsibilities described in the sections below.

Director Independence

    Our common stock is listed on the Nasdaq Global Select Market. The Nasdaq Global Select Market Rules require that each member of a listed company’s audit, compensation, nominating and governance committees be independent. Audit committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy additional independence criteria, including those set forth in Rule 10C-1 under the Exchange Act.  Under the Nasdaq Global Select Market Rules, a director will qualify as an “independent director” if, among other criteria in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of our audit committee, the Board or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or (ii) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act, each member of the compensation committee must be a member of the board of the listed company and must otherwise be independent. In determining independence requirements for members of compensation committees, the national securities exchanges and national securities associations are to consider relevant factors, including: (i) the source of compensation of a member of the board of a listed company, including any consulting, advisory or other compensatory fee paid by the listed company to such member; and (ii) whether a member of the board of a listed company is affiliated with the listed company, a subsidiary of the listed company or an affiliate of a subsidiary of the listed company.

    The Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board determined that all directors, other than Mr. Cohen, are “independent directors” as defined under the Nasdaq Global Select Market Rules. In making these determinations, the Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in “Certain Relationships and Related-Party Transactions.” In addition to determining whether each director satisfies the director independence requirements set forth in the Nasdaq Global Select Market Rules, in the case of members of our audit committee and our compensation committee, the Board has also made an affirmative determination that such members also satisfy separate independence requirements and current standards imposed by Rule 10A-3 and the Nasdaq Global Select Market Rules for audit committee members and by Rule 10C-1, the Nasdaq Global Select Market Rules, and the IRS for compensation committee members.

Board Leadership Structure

As a general policy, we believe that separation of the positions of Chair of the Board and our Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. As such, Mr. Cohen, our Chief Executive Officer, does not serve as our Chair of the Board.

Role of the Board in Risk Oversight

    One of the key functions of the Board is overseeing our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee, compensation committee and nominating and corporate governance committee support the Board in discharging its oversight duties and address risks inherent in their respective areas. We believe this division of responsibilities is an effective approach for addressing the risks we face and that the Board leadership structure supports this approach. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the Board is regularly informed through committee reports about such risks.

Board Committees
    The Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each committee has the composition and responsibilities described below. The Board may from time to time establish other committees.
    The composition of the committees of the Board as of April 1, 2022 was as follows:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David M. Demski	M
Michael H. Carrel
Raymond W. Cohen
Jane E. Kiernan	M	C
Robert E. McNamara	C		M
Nancy Snyderman, M.D., FACS		M	C
Esteban López, M.D.		M	M
Audit Committee
    Our audit committee assists the Board in monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements related to our financial statements and accounting policies.
The functions of this committee include, among other things:
•evaluating the performance, independence and qualifications of our independent registered public accounting firm and determining whether to retain our existing independent registered public accounting firm or engage a new independent registered public accounting firm;
•reviewing and approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;
•reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent registered public accounting firm and management;

•reviewing with our independent registered public accounting firm and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;
•reviewing and approving related party transactions;
•reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and
•reviewing and evaluating the performance of our audit committee, including compliance of the committee with its charter.
Our audit committee consists of Robert McNamara, who is the Chair of the committee, Jane Kiernan, and David M. Demski. The Board has determined that each of the members of our audit committee satisfies the Nasdaq Global Select Market Rules, Rule 10A-3, and SEC independence requirements. Our audit committee met four times in 2021, and each member was in attendance at every meeting.
The Board has determined that Mr. McNamara qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Global Select Market Rules. In making this determination, the Board has considered Mr. McNamara’s extensive financial experience and business background. Our independent auditor is ultimately accountable to the audit committee. The audit committee has the ultimate authority and responsibility to select, evaluate, approve terms of retention and compensation of, and, where appropriate, replace the independent auditor. Both our independent registered public accounting firm and management periodically meet privately with our audit committee, at least annually.
Compensation Committee
    Our compensation committee consists of Jane E. Kiernan, who is the Chair of the committee, Nancy Snyderman, M.D., FACS, and Esteban López, M.D. The Board has determined that each of the members of our compensation committee satisfies the Nasdaq Global Select Market Rules, Rule 10C-1 and SEC independence requirements, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Our compensation committee met two times in 2021, and each member of the compensation committee was in attendance at the meeting. The functions of this committee include, among other things:
•reviewing, and making recommendations to our full Board annually regarding, the corporate goals and objectives applicable to the compensation of our Chief Executive Officer, evaluate at least annually our Chief Executive Officer’s performance in light of those goals and objectives, and recommend to the Board our Chief Executive Officer’s compensation level based on our compensation committee’s evaluation, including discretionary bonuses and cash incentive awards;
•reviewing, modifying and approving (or if it deems appropriate, making recommendations to our full Board regarding), our overall compensation strategy and policies;
•reviewing, and making recommendations to our full Board annually regarding, the compensation, discretionary bonus, cash incentive awards, the performance goals and objectives relevant to the compensation, and other terms of employment of our executive officers;
•reviewing, and approving (or if it deems appropriate, making recommendations to our full Board regarding), the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;
•reviewing, and making recommendations to our full Board regarding, the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•reviewing, and making recommendations to our full Board regarding, director compensation; and
•preparing the compensation report that the SEC requires in our annual proxy statement.
The compensation committee has the sole authority to retain, oversee and terminate any compensation consultant to be used to assist in the evaluation of executive compensation and to approve the consultant’s fees and retention terms.
Nominating and Corporate Governance Committee
Our nominating and corporate government committee consists of Nancy Snyderman, M.D., FACS, who is the Chair of the committee, Robert McNamara, and Esteban López, M.D. The Board has determined that each of the members of our nominating and corporate governance committee satisfies the Nasdaq Global Select Market Rules independence requirements. Our nominating and corporate governance committee met one time in 2021, and each member was in attendance at the meeting. The functions of this committee include, among other things:
•identifying, reviewing, evaluating, and recommending candidates to serve on the Board and committees of the Board consistent with criteria approved by the Board;

•evaluating director performance on the Board and committees of the Board and determining whether continued service on the Board and such committees is appropriate;
•evaluating, nominating, and recommending individuals for membership on the Board; and
•evaluating nominations by stockholders of candidates for election to the Board.
The nominating and governance committee has the sole authority to elect, retain, terminate and approve the fees and other retention terms of consultants or search firms used to identify director candidates and to assist in the evaluation of director performance.
The nominating and corporate governance committee will consider candidates for director recommended by stockholders so long as the recommendations comply with our Charter and Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and governance committee will evaluate such recommendations in accordance with its charter, our Bylaws, our corporate governance guidelines, and the minimum qualifications and other criteria for Board membership described in “Proposal 1 - Election of Directors—Director Qualifications.”
Our Bylaws include a procedure that stockholders must follow in order to nominate a person for election as a director at an annual meeting of stockholders. Our Bylaws require that timely notice of the nomination in proper written form, including all required information as specified in our Bylaws, be mailed to the Corporate Secretary at Axonics, Inc., 26 Technology Drive, Irvine, CA 92618.  For more information, and for more detailed requirements, please refer to our Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 001-38721), filed with the SEC on November 5, 2018.
Code of Conduct
We have adopted a code of conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of our code of conduct is available under the Corporate Governance section of the Investor Relations page of our website located at www.axonics.com, or by writing to our General Counsel at our offices at 26 Technology Drive, Irvine, CA 92618. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of conduct on our website rather than by filing a Current Report on Form 8-K.
Communications with Directors
Interested parties may communicate with the Board or with an individual director by writing to the Board or to the particular director and mailing the correspondence to: Axonics, Inc., 26 Technology Drive, Irvine, CA 92618, Attention: Corporate Secretary. The Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention and will regularly provide the Board with a summary of all substantive communications.
Insider Trading Policy
We have adopted an insider trading policy that prohibits our directors, officers and employees from engaging in hedging or monetization transactions involving our securities.
Compensation Committee Interlocks and Insider Participation
For the fiscal year ended December 31, 2021, our compensation committee consisted of Jane E. Kiernan, who was the Chair of the committee, Nancy Snyderman, M.D., FACS, and Esteban López, M.D. All members of our compensation committee are independent directors, and no member is an officer or employee, or former officer or employee, of the Company. No member of our compensation committee has any relationship with the Company that would be required to be disclosed under “Certain Relationships and Related-Party Transactions” other than as described under “Director Compensation.” During the fiscal year ended December 31, 2021, none of our executive officers served on the compensation committee (or similar committee) or board of directors of another entity where one of our compensation committee members or directors was an executive officer.

Board Diversity
The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.
Board Diversity Matrix (As of April 1, 2022)

Total Number of Directors:				7
	Female	Male	Non-Binary		Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	0		0
Part II: Demographic Background:
African American or Black	0	0	0		0
Alaskan Native or Native American	0	0	0		0
Asian	0	0	0		0
Hispanic or Latinx	0	1	0		0
Native Hawaiian or Pacific Islander	0	0	0		0
White (not of Hispanic or Latinx origin)	2	4	0		0
Two or More Races or Ethnicities	0	0	0		0
LGBTQ+				1
Did Not Disclose Demographic Background				0

REPORT OF THE AUDIT COMMITTEE
The audit committee of the Board is responsible for assisting the Board in fulfilling its oversight responsibilities regarding our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The audit committee operates pursuant to a written charter, a copy of which is posted on our website at http://ir.axonics.com/corporate-governance/governance-overview. The audit committee met four times during the year ended December 31, 2021. All members of the audit committee are non-employee directors and satisfy the current NASDAQ Listing Rules and SEC requirements with respect financial literacy and experience.
Our management has the primary responsibility for our consolidated financial statements as well as our financial reporting process, accounting principles and internal controls. BDO USA, LLP, our independent registered public accounting firm for the financial statements for 2021, is responsible for performing an audit of our consolidated financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.
In this context, the audit committee has reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2021 with our management and our independent registered public accounting firm. The audit committee has discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.
    Based on the foregoing, the audit committee has recommended to the Board the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Robert McNamara., Chair
Jane Kiernan
David M. Demski
The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act, or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

EXECUTIVE COMPENSATION
This section describes the compensation program for our named executive officers identified below (“NEOs”) and includes the required executive compensation tables.
Compensation Discussion and Analysis
In this Compensation Discussion and Analysis (“CD&A”), we provide an overview of the compensation awarded to or earned by our NEOs during fiscal 2021. The following discussion and analysis details the Company’s philosophy and policies regarding NEO compensation, the process that is used to set NEO compensation within the Company, the elements of the NEO compensation program, and other elements and aspects of our NEO compensation program.
In fiscal 2021, our “named executive officers,” determined in accordance with SEC rules, were as follows:
•Raymond W. Cohen, who served as Chief Executive Officer
•Dan L. Dearen, who served as President and Chief Financial Officer
•Rinda K. Sama, who served as Chief Operating Officer
•John Woock, Ph.D., who served as our Executive Vice President, Chief Marketing & Strategy Officer
•Alfred Ford, Jr., who served as Chief Commercial Officer
Fiscal 2021 Key Business Highlights
We had a strong year in fiscal 2021, with significant growth in revenue despite the effects of the COVID-19 pandemic. Our investments in product development, marketing and increasing the size of commercial team have provided tangible benefits.
Key highlights include the following:
•Revenue increased $68.8 million to $180.3 million for fiscal 2021, representing an increase of 62% compared to $111.5 million for fiscal 2020. The net increase was attributable to an expanded base of customers in the United States for our SNM system and the addition of $22.7 million in Bulkamid sales.
•Gross margin increased by $48.6 million to 64.2% for fiscal 2021 compared to 60.2% for fiscal 2020. This improvement is primarily due to increased efficiencies resulting in higher absorption rates.
•Operating loss increased $18.0 million to $71.8 million for fiscal 2021 compared to $53.8 million for fiscal 2020. The increase in operating expenses is primarily related to selling and, general and administrative expenses to support the expansion of our business.
•As of December 31, 2021, our cash and cash equivalents were $220.9 million, compared to $241.2 million at December 31, 2020. This December 31, 2021 balance reflects the completion of our underwritten public offering in May 2021, which raised $190.0 million of net proceeds, after underwriting fees and offering expenses.
•During 2021 we also enhanced our SNM product offering by completing the development and testing validation of our recharge-free implantable neurostimulator which was filed under a PMA supplement with the FDA in late June 2021. The device was subsequently FDA approved in March 2022 with claims of a 10- to 20-year life in the body under certain conditions. We also completed the development of our 4th generation rechargeable implantable neurostimulator, which is completing testing validation with a goal to file a PMA with the FDA in the second quarter of 2022.
•Our total stockholder return (“TSR”) for fiscal 2021 was 12%, and our cumulative TSR since our initial public offering in October 2018 through the end of fiscal 2021 was 274%, outperforming relevant indices.
Named Executive Officer (NEO) Compensation Policies and Practices
We are committed to sound NEO compensation policies and practices, as highlighted below:
•Independent compensation consultant
◦From time to time, when deemed appropriate, our compensation committee directly retains an independent compensation consultant that performs no services for us other than services for our compensation committee.
•No pension or other special benefits
◦We do not provide pensions or supplemental executive health or insurance benefits.
•No significant perquisites
◦We do not provide significant perquisites.
•No guaranteed salary increases or minimum bonuses

•At-will employment agreements
◦We do not have employment agreements with our NEOs that guarantee continued employment.
•No repricing
◦Our 2018 Plan does not allow repricing of stock options without stockholder approval.
•No tax gross-ups
◦We do not provide gross-up of taxes related to compensation.
•Vesting requirements for dividend equivalents
◦Our 2018 Plan provides that dividends or dividend equivalents will not be paid on any award or portion thereof that is unvested or on any award that is subject to the achievement of performance criteria before the award has become earned and payable, and dividends on restricted shares will be subject to the same restrictions as the restrictions to which their underlying shares are subject.
•Prohibition on hedging, pledging, and short sales
◦We prohibit short sales, transactions in derivatives, hedging, and pledging of our securities by our NEOs.
•Compensation clawback policy
◦Our 2018 Plan contains a fulsome clawback policy, as further described on page 37.
Compensation Philosophy
We have designed, and intend to modify as necessary, our NEO compensation program and philosophy to attract, retain and incentivize talented, qualified and committed NEOs by offering compensation, as described below, that reflects competitive market practices and as adjusted for individual NEO factors and circumstances.
Specifically, our compensation program for our NEOs is built to support the following objectives: (i) attract top talent and motivate the highest level of individual and team performance; (ii) encourage focus on company priorities; (iii) ensure total compensation packages that encourage long-term retention; (iv) link pay to performance by rewarding high levels of performance with commensurate levels of compensation; and (v) align the interests of our NEOs with those of our stockholders by emphasizing stock options and performance-based restricted stock units.
Our key compensation practices include:
Emphasizing performance-based, at-risk compensation, deliver rewards that are based on the achievement of short and long-term objectives and the creation of stockholder value, and provide a mix of short- and long-term incentive compensation to promote executive retention and reward exceptional performance, through annual bonus opportunities tied to achievement of goals, stock options (which provide rewards only if our stock price increases) and performance-based restricted stock units tied to achievement of goals. From time to time, when appropriate, we engage an independent compensation consultant to advise us. We consider stockholder input in evaluating the design of our NEO compensation program. From time to time, we develop a peer group of companies based on industry, revenue, stage and market capitalization to reference, as one factor, in our compensation decisions and deliberations. We do not encourage unnecessary risk-taking as a result of our compensation policies.
Except as specifically described herein, our compensation committee does not affirmatively set out in any given year, or with respect to any given NEO, to apportion compensation in any specific ratio among the various categories of compensation (that is, between short- and long-term compensation or between non-performance-based and performance-based compensation). Rather, our compensation committee uses the philosophy described above, and the factors described for each category in the discussion that follows, as a guide in assessing the proper allocation among those categories. In addition, except as specifically described herein, our compensation committee does not affirmatively set out in any given year, or with respect to any given NEO, to apportion cash and equity compensation in any specific ratio. Our compensation committee uses the philosophy described above, and the factors described below, as a guide in assessing the proper allocation between cash and equity awards. Our compensation committee has not historically “benchmarked” compensation. However, for fiscal 2021, our compensation committee used a peer group with respect to certain performance-based restricted stock units, as further described below. Our compensation committee does not target any other elements of our compensation program at any specific level or percentile within a peer group and instead makes adjustments based on the philosophy described above and considers competitive market practices as one factor in its deliberations. Rather than rely on a specific formula-based model, our compensation committee believes that retaining discretion to assess the overall performance of NEOs gives our compensation committee the ability to more accurately reflect individual contributions that cannot be absolutely quantified. As noted above, as our needs evolve and as we continue to broaden our operations, we will continue to evaluate our NEO compensation program and philosophy as circumstances require.

Role of the Compensation Committee
Our compensation committee consists entirely of independent directors. Our compensation committee reviews and approves the compensation of our NEOs. Our compensation committee also administers our equity compensation plans.
Our compensation committee’s NEO compensation determinations are subjective and the result of our compensation committee’s business judgment, which is informed by the experience of its members and, when appropriate, input provided by its independent compensation consultant, our CEO (other than with respect to his own compensation), other members of management, and stockholders.
Each year, our compensation committee conducts an evaluation of our NEO compensation program to determine any appropriate changes. In making this determination, when appropriate, our compensation committee may consult with its independent compensation consultant and management, as described below; however, our compensation committee makes final decisions regarding the compensation paid to our NEOs based on its own judgment.
In determining whether to make changes to our NEO compensation program, our compensation committee may consider a number of factors, including, but not limited to, the size, scope, and performance of our business, evolving compensation trends, financial goals, and stockholders’ interests.
The Role of the Compensation Consultant
From time to time, our compensation committee selects and retains the services of its own independent compensation consultant and reviews the performance of the consultant. As part of the review process, our compensation committee considers the independence of the consultant in accordance with SEC and Nasdaq rules. Our compensation committee retained Radford, a part of Aon plc., to provide services to our compensation committee in 2018 through 2021. At our compensation committee’s request, Radford communicated with our compensation committee or the Chair of our compensation committee outside of committee meetings regarding matters related to our compensation committee’s responsibilities and our compensation program. In fiscal 2021, our compensation committee generally sought input from Radford regarding the amount and types of compensation that we provide to our executives and how our compensation practices compared to the compensation practices of other companies, compensation trends, appropriate market reference points, and market compensation data. Radford also provided general observations about Mr. Cohen’s recommendations regarding the amount and form of compensation for our NEOs.
The Role of the Chief Executive Officer
Mr. Cohen regularly provides input regarding the performance and compensation of the other NEOs. Mr. Cohen makes recommendations for each of the NEOs about elements of their total compensation. He bases his recommendations on the assessment of each NEO’s performance, as well as the performance of their respective business or function and other factors. Our compensation committee considers Mr. Cohen’s evaluation and his direct knowledge of each NEO’s performance and contributions when making compensation decisions. Mr. Cohen is not present during compensation committee voting or deliberations regarding his own compensation.
The Role of Stockholders
Stockholders will be provided the opportunity to cast an advisory vote on the compensation of our NEOs, otherwise known as the “say-on-pay” vote. We are committed to ongoing engagement with our investors on all appropriate matters, including NEO compensation and governance. Our compensation committee will consider stockholder feedback while reviewing our NEO compensation program and will consider the results of say-on-pay votes when making future compensation decisions. At our 2021 Annual Meeting, holders of more than 74% of our outstanding shares of common stock voted in favor of our NEO compensation program.
The Role of Peer Companies for Fiscal 2021
From time to time, our compensation committee reviews and approves a peer group of companies based on industry, revenue, stage and market capitalization to reference, as one factor, in its compensation decisions and deliberations. For fiscal 2021 compensation decisions, our compensation committee did not use a peer group other than with respect to certain performance-based restricted stock units, as further described below.
Fiscal 2021 Named Executive Officer Compensation
The compensation of our NEOs for fiscal 2021 had three primary components: annual base salary, annual cash bonus and long-term equity awards, each as described in further detail below.

Fiscal 2021 Annual Base Salary
Base salary is a customary, fixed element of compensation intended to attract and retain executives. When setting the annual base salaries of our NEOs, our compensation committee considers, among other things, the relevant NEO’s performance, internal pay equity and our performance. The annual base salaries of our NEOs will generally be determined and approved at the beginning of each year, or later if in connection with the commencement of employment of the NEO, by our compensation committee. Each NEO’s initial base salary is provided in his employment agreement. The table below shows the changes to our NEOs’ base salaries between fiscal 2020 and fiscal 2021. These changes were based on each NEO’s individual performance and our compensation committee’s business judgment, which is informed by the experience of its members:

Executive	2020 Base Salary	2021 Base Salary
Raymond W. Cohen	$550,000	$625,000
Dan L. Dearen	$450,000	$460,000
Rinda K. Sama	$400,000	$450,000
John Woock, Ph.D.	$325,000	$400,000
Alfred Ford, Jr.	$350,000	$350,000
In fiscal 2020, in response to the rapidly evolving impact of the COVID-19 pandemic on the current business environment, our compensation committee temporarily reduced each NEO’s base salary by 20% from April 16, 2020 through June 30, 2020.
Fiscal 2021 Annual Cash Bonus
Our fiscal 2021 annual cash bonus program consisted of rigorous, pre-set financial, operating and regulatory/product development goals, resulting in strong performance achievement and payouts reflecting a pay for performance alignment (other than Mr. Ford, who participated in an annual cash commission plan, as described further below).
At the outset of fiscal 2021, our compensation committee established the following goals for our fiscal 2021 annual cash program for a potential maximum payout of 110% of target: (1) fiscal 2021 SNM revenue (30% of target achieved if SNM revenue exceeded $157 million); (2) fiscal 2021 operating expenses (20% of target achieved if operating expenses were at or below the budget amount approved by the Board of $145 million, without giving effect to the impact of our acquisition of Contura Ltd.); (3) fiscal 2021 gross margin (20% of target achieved if gross margin was at or above 62%); (4) manage inventory builds to have adequate inventory on hand at December 31, 2021 to meet estimated revenue for the first half of 2022 (10% of target achieved if goal is achieved); (5) file for FDA PMA approval for the non-rechargeable INS by summer 2021 (10% of target achieved if goal is achieved); and (6) complete development of non-rechargeable INS by the end of fiscal 2021 (10% of target achieved if goal is achieved). In addition, our fiscal 2021 annual cash bonus program included positive modifiers of 5% of target achievement for each of (1) continue to develop and invest in direct-to-consumer advertising programs and healthcare practitioner engagement and (2) recruit, hire and train 40 additional clinical specialists, and maintain sales team at 90 representatives with a goal to achieve 95 during fiscal 2021. Our compensation committee determined that all goals were met, with (1) fiscal 2021 SNM revenues of $157.6 million; (2) fiscal 2021 operating expenses less than the target of $145 million (without giving effect to the impact of our acquisition of Contura Ltd.); (3) fiscal 2021 gross margin of 64%; and (4) all other goals, including the modifiers, having been achieved.
Consequently, each NEO was awarded 110% of his fiscal 2021 target annual bonus.
For fiscal 2021, each NEO’s target cash bonus opportunity, expressed as a percentage of the NEO’s annual year-end base salary, was as follows:

	Target
Executive	2021 (%)	2020 (%)
Raymond W. Cohen	100	70
Dan L. Dearen	60	50
Rinda K. Sama	60	50
John Woock, Ph.D.	40	30
Alfred Ford, Jr.	N/A	N/A

Executive	2021 Annual Cash Bonus ($)
Raymond W. Cohen	687,500
Dan L. Dearen	303,600
Rinda K. Sama	297,000
John Woock, Ph.D.	176,000
Alfred Ford, Jr.	N/A
In fiscal 2021, Mr. Ford participated in an annual cash commission plan, under which he was eligible for an annual cash commission payment in an amount equal to 0.125% of our net sales. The compensation committee established a target cash incentive opportunity for Mr. Ford at $250,000 for fiscal 2021 corresponding to a target net sales goal of $200 million. For fiscal 2021, our net sales were $180.3 million and Mr. Ford earned an annual cash commission payment in an amount equal to $224,389.
Long-Term Equity Awards
The equity component of our NEOs’ compensation emphasizes long-term stockholder value creation through stock options and performance-based restricted stock unit awards.
Fiscal 2020 Stock Options
Stock options for fiscal 2020 compensation were granted in December 2019.
Approximately 50% of the equity award value for fiscal 2020 was made in the form of stock options granted to our NEOs. We believe that stock options are an important element of total NEO compensation because the officers are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, which exercise price is set at the fair market value of our common stock at the date of grant. Stock options granted to our NEOs generally become exercisable over a four-year period, with one-fourth becoming exercisable on the first anniversary of the vesting commencement date and the remaining three-fourths becoming exercisable in equal monthly installments over the 36 months after the first anniversary of the vesting commencement date, generally subject to continuous service. The following table shows the number of shares covered by the stock options granted to our NEOs in fiscal 2020.

Executive	Stock Options (#)
Raymond W. Cohen	78,125
Dan L. Dearen	37,500
Rinda K. Sama	26,563
Alfred Ford, Jr.	20,312
2020 Performance-Based Restricted Stock Units (PRSUs)
PRSUs for fiscal 2020 compensation were granted in December 2019.
Approximately 50% of the equity award value for fiscal 2020 was made in the form of PRSUs granted to our NEOs.
One-half of these PRSUs were tied to our relative total stockholder return (“TSR”) performance relative to a peer group over a two-year performance period (January 1, 2020 through December 31, 2021). To earn at least the target number of such PRSUs, our relative TSR ranking for the two-year performance period must have been at or above the 50th percentile of the peer group. If our relative TSR ranking was below the 30th percentile of the peer group, none of such PRSUs would be earned. If our relative TSR ranking was at the 30th percentile of the peer group, then 25% of the target number of such PRSUs would be earned. If our relative TSR ranking was at or above the 80th percentile of the peer group, a maximum of 200% of the target number of such performance-based units would be earned. For relative TSRs between the 30th percentile and the 50th percentile, or between the 50th percentile and the 80th percentile, the number of such performance-based earned was determined by means of linear interpolation. In early 2022, our compensation committee determined that our relative TSR ranking was in the 85th percentile and, consequently, each NEO earned 200% of the target number of the NEO’s PRSUs related to relative TSR, as shown in the table below:

Executive	Target PRSUs (#)	Earned PRSUs (#)
Raymond W. Cohen	27,173	54,346
Dan L. Dearen	13,043	26,086
Rinda K. Sama	9,239	18,478
Alfred Ford, Jr.	7,065	14,130
The peer group for the TSR performance consisted of the following companies: SENS: NYSE; ECOR: NASDAQ; STIM: NASDAQ; TTOO: NASDAQ; VRAY: NASDAQ; APEN: NASDAQ; XENT: NASDAQ; TCMD: NASDAQ; IRMD: NASDAQ; GKOS: NYSE; SPNE: NASDAQ; PLSE: NASDAQ; NVRO: NYSE; SIBN: NASDAQ; LMAT: NASDAQ; VAPO: NYSE; INSP: NYSE; EKSO: NASDAQ; NH; NASDAQ.
One-half of the PRSUs granted to our NEOs in December 2019 for 2020 compensation were tied to operational objectives measured over a one-year performance period (January 1, 2020 through December 31, 2020). The shares are earned in full if 100% of target is achieved as follows: (1) fiscal 2020 revenue (37.5% of target achieved if revenue exceeded $75 million; 50% of target achieved if revenue exceeded $83.6 million; 62.5% of target achieved if revenue exceeded $95 million and 70% of target achieved if revenue exceeded $105 million); (2) fiscal 2020 operating expenses (15% of target achieved if operating expenses were at or below the budgeted amount approved by the board of directors of $123.4 million); (3) fiscal 2020 gross margin (12.5% of target achieved if gross margin remained at or above 58%); (4) securing FDA PMA approval for the second generation INS during fiscal 2020 (12.5% of target achieved if goal is achieved); and (5) completing design freeze of non-rechargeable-SNM system by the end of the third quarter of fiscal 2020 (10% of target achieved if goal is achieved). Our compensation committee determined that all goals were met, with (1) fiscal 2020 revenues of $111.5 million; (2) fiscal 2020 gross margin of 60.2%; (3) fiscal 2020 operating expenses of $120.9 million; (4) and all other goals, including the modifiers, having been achieved.

Executive	Earned PRSUs (#)
Raymond W. Cohen	27,173
Dan L. Dearen	13,043
Rinda K. Sama	9,239
Alfred Ford, Jr.	7,065
Fiscal 2021 RSAs
Approximately 25% of the equity award value for fiscal 2021 was made in the form of restricted stock awards granted to our NEOs. The committee determined that the mix of time-based restricted stock awards and performance-based RSUs was appropriate given the current stage of our business taking into consideration the relative growth of the Company as we continue to execute our business strategy. RSAs granted to our NEOs generally become exercisable over a four-year period, with one-fourth of the number of shares vesting annually upon each anniversary of the vesting commencement date, until fully-vested, generally subject to continuous service. The following table shows the number of shares covered by the RSAs granted to our NEOs in January 2021.

Executive	RSAs (#)
Raymond W. Cohen	20,000
Dan L. Dearen	10,000
Rinda K. Sama	10,000
John Woock, Ph.D.	5,625
Alfred Ford, Jr.	5,625
Fiscal 2021 PRSUs
PRSUs for fiscal 2021 compensation were granted in January 2021.
Approximately 75% of the equity award value for fiscal 2021 was made in the form of PRSUs granted to our NEOs.
One-third of these PRSUs were tied to our relative TSR performance relative to the peer group used for the TSR PRSUs granted in 2020 (and disclosed above) over a two-year performance period (January 1, 2021 through December 31, 2022). To earn at least the target number of such PRSUs, our relative TSR ranking for the two-year performance period must be at or above the 50th percentile of the peer group. If our relative TSR ranking is below the 30th percentile of the peer group, none of such PRSUs will be earned. If our relative TSR ranking is at the 30th percentile of the peer group, then 25% of the target number of such PRSUs will be earned. If our relative TSR ranking is at or above the 80th percentile of the peer group, a maximum of 200% of the target number of such performance-based units will be earned. For relative TSRs between the 30th percentile and the 50th percentile, or between the 50th percentile and the 80th percentile, the number of such performance-based earned was determined by means of linear interpolation. The following table shows the target number of shares covered by the relative TSR PRSUs granted to our NEOs in January 2021.

Executive	Target PRSUs (#)
Raymond W. Cohen	20,000
Dan L. Dearen	10,000
Rinda K. Sama	10,000
John Woock, Ph.D.	5,625
Alfred Ford, Jr.	5,625
Two-thirds of the PRSUs granted to our NEOs in January 2021 for fiscal 2021 were tied to the same goals as the fiscal 2021 annual cash bonus program over a one-year performance period (January 1, 2021-December 31, 2021). The shares are earned in full if 100% of target was achieved. As noted above, 110% of target was achieved.

Executive	PRSUs (#)	Earned PRSUs (#)
Raymond W. Cohen	42,500	42,500
Dan L. Dearen	10,833	10,833
Rinda K. Sama	10,833	10,833
John Woock, Ph.D.	10,000	10,000
Alfred Ford, Jr.	10,000	10,000
Other Benefits
We maintain a defined contribution employee retirement plan (the “401(k) plan”) for our employees. Our NEOs are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $19,500 for calendar year 2021. Participants who are 50 years or older can also make “catch-up” contributions, which in calendar year 2021 was up to an additional $6,500 above the statutory limit. We currently make matching contributions under our 401(k) plan of 100% on the first 3% of the participant’s compensation and 50% between 3% and 5% of compensation, subject to IRS limits. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.
Our NEOs are eligible to participate in our employee benefit plans and programs, including medical, dental, vision, group life, disability and accidental death and dismemberment insurance, in each case, on the same basis as our other full-time employees.
Perquisites
We do not provide any perquisites or personal benefits (as described under applicable SEC rules) to our NEOs.
Employment Agreements, Termination Payments, Change in Control Payments
Each of our NEOs has entered into an employment agreement with us, as further described below on page 45. The employment agreements provide our NEOs severance benefits. These benefits help us attract and retain an appropriate caliber of talent for our NEO team. These severance benefits in part are intended to reflect the fact that it may be difficult for the NEOs to find comparable employment within a short period of time. We believe that our severance benefits are consistent with the level of benefits necessary to attract and retain the NEOs. The severance benefits are provided in connection with employment agreements entered into with the NSOs are more fully described below on page 45.
Hedging and Pledging Prohibitions
We have adopted an insider trading policy that prohibits our directors, officers and employees, including our NEOs, from engaging in hedging or monetization transactions involving our securities.

Clawbacks
Our 2018 Plan provides that, except as otherwise provided by our Board, if an award recipient, including a NEOs, engages in “detrimental conduct” as described below, whether during the employee’s employment or after termination of employment, in addition to any other penalties or restrictions that may apply under state law or otherwise, the employee will forfeit or pay us: (i) any and all outstanding awards granted to the employee, including awards that have become vested or exercisable; (ii) any cash or shares received by the employee under our 2018 Plan during the 12-month period immediately before the date we determine the employee engaged in detrimental conduct; and (iii) the profit realized by the employee from the sale, or other disposition for consideration, of any shares received by the employee under our 2018 Plan during the 12-month period immediately before the date we determine the employee has engaged in detrimental conduct. For the foregoing purposes, “detrimental conduct” means, as determined by us, the employee’s serious misconduct or unethical behavior, including any of the following: (i) any violation by the employee of a restrictive covenant agreement that the employee has entered into with the us or an affiliate (covering, for example, confidentiality, non-competition, non-solicitation, non-disparagement covenants); (ii) any conduct by the employee that could result in the employee’s termination of employment for “cause” (as defined in our 2018 Omnibus Incentive Plan); (iii) the commission of a criminal act by the employee; (iv) the employee’s breach of a fiduciary duty owed to us; (5) the employee’s intentional violation, or grossly negligent disregard, of our policies, rules, or procedures; or (6) the employee taking or maintaining trading positions that result in a need to restate financial results in a subsequent reporting period or that result in a significant financial loss to us.
162(m) Tax Deductibility; 280G Excise Taxes and 409A Deferred Compensation
Section 162(m) of the Internal Revenue Code generally limits our annual corporate tax deduction for compensation paid to each of our “covered employees” to $1 million. “Covered employees” include anyone who served as chief executive officer or chief financial officer during any part of a year and the next three most highly compensated NEOs for that year. In addition, once a person is considered a “covered employee,” that person remains a covered employee in all subsequent years (including after the person leaves our service or changes roles). The American Rescue Plan Act of 2021 updated Section 162(m) of the Internal Revenue Code, effective in 2026, to expand the number of “covered employees” subject to the $1 million deduction limit to include the next five highest compensated employees of the company; however this new group of employees will not retain the perpetual “covered employee” status and will be determined annually. Consequently, we generally will not be entitled to a U.S. tax deduction for compensation paid in any year to our NEOs and our other “covered employees” in excess of $1 million. Our compensation committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements may impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our compensation committee has not adopted a policy that requires that all compensation be deductible and, accordingly, income recognized from equity or other awards may be non-deductible. Our compensation committee continues to assess the impact of the amendments to Section 162(m) and other changes contained in the Tax Cuts and Jobs Act and the American Rescue Plan Act of 2021 on our executive compensation programs in the future and, in any event, retains the discretion to provide compensation which may not be deductible by reason of Section 162(m).
We have not provided or committed to provide any NEO with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code. Section 280G and related sections of the Internal Revenue Code provide that an executive officer and certain persons who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A of the Internal Revenue Code also imposes additional significant taxes on the individual in the event that an executive officer, director or service provider of certain types receives “deferred compensation” that does not meet the requirements of Section 409A of the Internal Revenue Code.
Accounting Considerations
We account for stock-based compensation in accordance with FASB ASC Topic 718 Compensation – Stock Compensation, which requires us to recognize compensation expense for share-based payments. Our compensation committee regularly considers the accounting implications of significant compensation decisions, including taking into account FASB ASC Topic 718 in determining the amounts of equity compensation awards granted to executives and employees.
Compensation Committee Report
Our compensation committee has reviewed and discussed with management the disclosures contained in the preceding “Compensation Discussion and Analysis.” Based on this review and discussion, our compensation committee recommended to our Board that the preceding section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Annual Meeting.

Members of our compensation committee
Jane E. Kiernan (Chair) | Esteban Lopez, M.D. | Nancy Snyderman, M.D., F.A.C.S.

Summary Compensation Table

Our named executive officers, which consist of our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers serving at the end of our fiscal year ended December 31, 2021, are:

•Raymond W. Cohen, Chief Executive Officer
•Dan L. Dearen, President and Chief Financial Officer
•Rinda K. Sama, Chief Operating Officer
•John Woock, Ph.D., Executive Vice President, Chief Marketing & Strategy Officer
•Alfred Ford, Jr., Chief Commercial Officer

The following table sets forth total compensation paid to our named executive officers for our fiscal year ended December 31, 2021.

Name	Year	Salary ($)(1)	Non-Equity Incentive Plan Compensation ($)		Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($)		Total ($)
Raymond W. Cohen	2021	625,000	687,500	(9)	4,226,475	—	26,600	(4)	5,565,575
	2020	527,083	481,250	(9)	—	—	26,400	(4)	1,034,733
	2019	500,000	350,000	(9)	1,876,223	3,400,215	21,200	(4)	6,147,638
Dan L. Dearen	2021	460,000	303,600	(9)	1,579,575	—	26,600	(5)	2,369,775
	2020	431,250	281,250	(9)	—	—	26,400	(5)	738,900
	2019	410,000	205,000	(9)	900,581	1,632,113	21,200	(5)	3,168,894
Rinda K. Sama	2021	450,000	297,000	(9)	1,579,575	—	11,600	(7)	2,338,175
	2020	383,333	250,000	(9)	—	—	11,400	(7)	644,733
	2019	350,000	175,000	(9)	637,931	1,156,082	11,200	(7)	2,330,213
John Woock, Ph.D.	2021	400,000	176,000	(9)	1,088,638	—	10,350	(8)	1,674,988
Alfred Ford, Jr.	2021	350,000	224,389	(10)	1,088,638	—	11,600	(9)	1,674,627
	2020	335,417	222,547	(10)	—	—	11,400	(9)	569,364
_____________________________________________
(1)    Salary earned in 2020 includes a temporary 20% reduction for the executive officers during the second quarter of 2020 related to the COVID-19 pandemic.
(2)    Represents the aggregate grant date fair value of restricted stock awards and restricted stock units calculated in accordance with FASB ASC Topic 718 calculated based on closing price of our common stock on the day of the grant date of the restricted stock awards and restricted stock units multiplied by the number of shares covered by the relevant award. These amounts do not represent cash payments or proceeds actually received by the executives and the actual values they realize may be materially different from these reported amounts upon their sale of the underlying shares. For fair value assumptions refer to Note 6 to our financial statements included in our Annual Report on Form 10-K. Restricted stock units were granted in December 2019 for the 2020 fiscal year and therefore are included in the Stock Award column for 2019; see “Fiscal 2021 Equity Compensation Plan Awards” below for more information on such grants.
(3)    Represents the aggregate grant date fair value of the stock option awards calculated in accordance with FASB ASC Topic 718, using the Black-Scholes option pricing model. These amounts do not represent cash payments or proceeds actually received by the executives and the actual values they realize may be materially different from these reported amounts upon their sale of the underlying shares. For fair value assumptions refer to Note 6 to our financial statements included in our Annual Report on Form 10-K. Stock options were granted in December 2019 for the 2020 fiscal year and therefore are included in the Option Awards column for 2019; see “Fiscal 2021 Equity Compensation Plan Awards” below for more information on such grants.
(4)    2021 amounts reflect company matching contributions to our 401(k) plan of $11,600 and automobile allowances paid in the amount of $15,000. 2020 amounts reflect company matching contributions to our 401(k) plan of $11,400 and automobile allowances paid in the amounts of $15,000. 2019 amounts reflect company matching contributions to our 401(k) plan of $11,200 and automobile allowances paid in the amounts of $10,000.

(5)    2021 amounts reflect company matching contributions to our 401(k) plan of $11,600 and automobile allowances paid in the amount of $15,000. 2020 amounts reflect company matching contributions to our 401(k) plan of $11,400 and automobile allowances paid in the amounts of $15,000. 2019 amounts reflect company matching contributions to our 401(k) plan of $11,200 and automobile allowances paid in the amounts of $10,000.
(6)    2021 amounts reflect company matching contributions to our 401(k) plan of $11,600. 2020 amounts reflect company matching contributions to our 401(k) plan of $11,400.
(7)    2021 amounts reflect company matching contributions to our 401(k) plan of $11,600. 2020 amounts reflect company matching contributions to our 401(k) plan of $11,400. 2019 amounts reflect company matching contributions to our 401(k) plan of $11,200.
(8)    2021 amounts reflect company matching contributions to our 401(k) plan of $10,350.
(9)    2021 amounts reflect company matching contributions to our 401(k) plan of $11,600. 2020 amounts reflect company matching contributions to our 401(k) plan of $11,400.
(9)    The amounts in this column for 2021 reflect the annual cash bonuses paid in January 2022 with respect to 2021 achievements. The amounts in this column for 2020 reflect the annual cash bonuses paid in January 2021 with respect to 2020 achievements. The amounts in this column for 2019 reflect the annual cash bonuses paid in January 2020 with respect to 2019 achievements. For additional information, see “Narrative to Summary Compensation Table.”
(10)    2021 amounts reflect the annual commissions paid in 2021 and in January 2022 with respect to 2021 net sales. 2020 amounts reflect the annual commissions paid in 2020 and in January 2021 with respect to 2020 net sales. For additional information, see “Narrative to Summary Compensation Table.”
Narrative to Summary Compensation Table

Annual Base Salary

The annual base salaries of our named executive officers will generally be determined and approved at the beginning of each year, or later if in connection with the commencement of employment of the executive, by the compensation committee. Each named executed officer’s initial base salary is provided in his employment agreement. As reflected above, Mr. Cohen’s annual base salary for 2021 increased by $75,000 compared to his annual base salary for 2020, Mr. Dearen’s annual base salary for 2021 increased by $10,000 compared to his annual base salary for 2020, Mr. Sama’s annual base salary for 2021 increased by $50,000 compared to his annual base salary for 2020 and Mr. Woock’s annual base salary for 2021 increased by $75,000 compared to his annual base salary for 2020, each because of increased individual responsibilities and strong performance. The base salaries for 2020 included a temporary 20% reduction for the executive officers during the second quarter of 2020 related to the COVID-19 pandemic.

Fiscal 2021 Annual Cash Bonus

Our fiscal 2021 annual cash bonus program consisted of rigorous, pre-set financial, operating and regulatory/product development goals, resulting in strong performance achievement and payouts reflecting a pay for performance alignment (other than Mr. Ford, who participated in an annual cash commission plan, as described further below). At the outset of fiscal 2021, our compensation committee established the following goals for our fiscal 2021 annual cash program for a potential maximum payout of 110% of target: (1) fiscal 2021 SNM revenue (30% of target achieved if SNM revenue exceeded $157 million); (2) fiscal 2021 operating expenses (20% of target achieved if operating expenses were at or below the budget amount approved by the Board of $145 million without giving effect to the impact of our acquisition of Contura Ltd.); (3) fiscal 2021 gross margin (20% of target achieved if gross margin was at or above 62%); (4) manage inventory builds to have adequate inventory on hand at December 31, 2021 to meet estimated revenue for the first half of 2022 (10% of target achieved if goal is achieved); (5) file for FDA PMA approval for the non-rechargeable INS by summer 2021 (10% of target achieved if goal is achieved); and (6) complete development of non-rechargeable INS by the end of fiscal 2021 (10% of target achieved if goal is achieved). In addition, our fiscal 2021 annual cash bonus program included positive modifiers of 5% of target achievement for each of (1) continue to develop and invest in direct-to-consumer advertising programs and healthcare practitioner engagement and (2) recruit, hire and train 40 additional clinical specialists, and maintain sales team at 90 representatives with a goal to achieve 95 during fiscal 2021. Our compensation committee determined that all goals were met, with (1) fiscal 2021 SNM revenues of $157.6 million; (2) fiscal 2021 operating expenses less than the target of $145 million (without giving effect to the impact of our acquisition of Contura Ltd.); (3) fiscal 2021 gross margin of 64%; and (4) all other goals, including the modifiers, having been achieved. Consequently, each NEO was awarded 110% of his fiscal 2021 target annual bonus.

For fiscal 2021, each NEO’s target cash bonus opportunity, expressed as a percentage of the NEO’s annual year-end base salary, was as follows:

	Target
Executive	2021 (%)	2020 (%)
Raymond W. Cohen	100	70
Dan L. Dearen	60	50
Rinda K. Sama	60	50
John Woock, Ph.D.	40	30
Alfred Ford, Jr.	N/A	N/A

Executive	2021 Annual Cash Bonus ($)
Raymond W. Cohen	687,500
Dan L. Dearen	303,600
Rinda K. Sama	297,000
John Woock, Ph.D.	176,000
Alfred Ford, Jr.	N/A

In fiscal 2021, Mr. Ford participated in an annual cash commission plan, under which he was eligible for an annual cash commission payment in an amount equal to 0.125% of our net sales. The compensation committee established a target cash incentive opportunity for Mr. Ford at $250,000 for fiscal 2021 corresponding to a target net sales goal of $200 million. For fiscal 2021, our net sales were $180.3 million and Mr. Ford earned an annual cash commission payment in an amount equal to $224,389.

Fiscal 2021 Equity Compensation Plan Awards

Our equity-based compensation awards are designed to align the interests of our stockholders with those of our employees and consultants, including our named executive officers. The Board is responsible for approving equity grants.

Our 2014 Stock Incentive Plan (the “2014 Plan”) was approved by the Board and stockholders in 2014. Our 2018 Plan was approved by the Board and stockholders in connection with our initial public offering in October 2018. Prior to our initial public offering, we granted all equity awards pursuant to the 2014 Plan. Following our initial public offering, we no longer grant awards under the 2014 Plan and all future grants of equity compensation awards will be under the 2018 Plan. The 2018 Plan provides for the grant of options intended to qualify as “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, and other stock-based awards.

Fiscal 2021 Stock Options
There were no stock options granted to NEOs in 2021.

Fiscal 2021 RSAs

RSAs for fiscal 2021 compensation were granted in January 2021. Approximately 25% of the equity award value for fiscal 2021 was made in the form of RSAs granted to our NEOs. RSAs granted to our NEOs generally become exercisable over a four-year period, with one-fourth of the number of shares vesting annually upon each anniversary of the vesting commencement date, until fully-vested, generally subject to continuous service. See “Long Term Equity Awards – Fiscal 2021 RSAs” in the Compensation Discussion and Analysis above for more information.

Fiscal 2021 PRSUs

PRSUs for fiscal 2021 compensation were granted in January 2021. Approximately 75% of the equity award value for fiscal 2021 was made in the form of PRSUs granted to our NEOs. One-third of these PRSUs were tied to our relative TSR performance relative to the peer group used for the TSR PRSUs granted in 2020 over a two-year performance period (January 1, 2021 through December 31, 2022). Two-thirds of the PRSUs granted to our NEOS for fiscal 2021 were tied to the same goals as the fiscal 2021 annual cash bonus program over a one-year performance period (January 1, 2021-December 31, 2021). See “Long-Term Equity Awards - Fiscal 2021 PRSUs” in the Compensation Discussion and Analysis above for more information.

Retirement Plans

    We maintain a 401(k) plan for our employees. Our NEOs are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $19,500 for calendar year 2021. Participants who are 50 years or older can also make “catch-up” contributions, which in calendar year 2021 was up to an additional $6,500 above the statutory limit. We currently make matching contributions under our 401(k) plan of 100% on the first 3% of the participant’s compensation and 50% between 3% and 5% of compensation, subject to IRS limits. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Health and Welfare Benefits and Perquisites

    Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical, dental, vision, group life, disability and accidental death and dismemberment insurance, in each case, on the same basis as our other full-time employees. We do not provide any perquisites or personal benefits (as described under applicable SEC rules) to our named executive officers.

Grants of Plan-Based Awards in 2021

    The following table provides information about grant of plan-based awards granted to the named executive officers in 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Award: Number of Shares of Stock (#)	All Other Option Awards: Number of Underlying Options (#)	Option Exercise Price ($)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Type of Award	Threshold ($)	Target ($)	Maximum ($)	Type of Awards	Threshold (#)	Target (#)	Maximum (#)
Raymond W. Cohen	1/31/2021	Annual cash bonus	—	625,000	687,500	Restricted Stock Unit	5,000	20,000	40,000	(2)	—	—	—	1,024,600
	1/31/2021		—	—	—	Restricted Stock Unit	—	42,500	42,500	(3)	—	—	—	2,177,275
	1/31/2021		—	—	—	Restricted Stock Award	—	—	20,000	(4)	—	—	—	1,024,600
Dan L. Dearen	1/31/2021	Annual cash bonus	—	276,000	303,600	Restricted Stock Unit	2,500	10,000	20,000	(2)	—	—	—	512,300
	1/31/2021		—	—	—	Restricted Stock Unit	—	10,833	10,833	(3)	—	—	—	554,975
	1/31/2021		—	—	—	Restricted Stock Award	—	—	10,000	(4)	—	—	—	512,300
Rinda K. Sama	1/31/2021	Annual cash bonus	—	270,000	297,000	Restricted Stock Unit	2,500	10,000	20,000	(2)	—	—	—	512,300
	1/31/2021		—	—	—	Restricted Stock Unit	—	10,833	10,833	(3)	—	—	—	554,975
	1/31/2021		—	—	—	Restricted Stock Award	—	—	10,000	(4)	—	—	—	512,300
John Woock, Ph.D.	1/31/2021	Annual cash bonus	—	160,000	176,000	Restricted Stock Unit	1,406	5,625	11,250	(2)	—	—	—	288,169
	1/31/2021		—	—	—	Restricted Stock Unit	—	10,000	10,000	(3)	—	—	—	512,300
	1/31/2021		—	—	—	Restricted Stock Award	—	—	5,625	(4)	—	—	—	288,169
Alfred Ford, Jr.	1/31/2021	Commissions on sales	—	250,000	—	Restricted Stock Unit	1,406	5,625	11,250	(2)	—	—	—	288,169
	1/31/2021		—	—	—	Restricted Stock Unit	—	10,000	10,000	(3)	—	—	—	512,300
	1/31/2021		—	—	—	Restricted Stock Award	—	—	5,625	(4)	—	—	—	288,169
_____________________________________________
(1)    Amounts shown represent the potential cash payout amounts under the fiscal 2021 Annual Cash Bonus Plan. The actual cash payout amounts are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. Mr. Ford participated in a commission plan that did not include a threshold or maximum payout amount. The 2021 Annual Cash Bonus Plan did not include a threshold payout amount. See “Fiscal 2021 Annual Cash Bonus” above for more information on the 2021 Annual Cash Bonus Plan and Mr. Ford’s commission plan.
(2)    These awards vest as to 100% if our relative TSR ranking measured over a two-year performance period is at or above at least the 50th percentile and vest as to 200% if our relative TSR ranking over such period is at or above at least the 80th percentile. These awards do not vest to the extent that our relative TSR ranking over such period is below the 30th percentile. If our relative TSR ranking is at the 30th percentile of the peer group, then 25% of the target number of TSR Performance-Based Units will be earned. For relative TSR’s between the 30th percentile and the 50th percentile, or between the 50th percentile and the 80th percentile, the vesting will be determined by means of linear interpolation.
(3)    These awards vest either 0% or 100% if our operational objectives are not satisfied or satisfied, as defined and adjudicated by the Board. The vesting date is one-year from the grant date, subject to continuous service through the vesting date.
(4)    These awards vest over a four-year period, with one fourth of the number of shares vesting annually upon each anniversary of the vesting commencement date, until fully-vested, generally subject to continuous service.
(5)    Represents the aggregate grant date fair value of restricted stock awards and restricted stock units calculated in accordance with FASB ASC Topic 718 calculated based on closing price of our common stock on the day of the grant date of the restricted stock awards and restricted stock units multiplied by the number of shares covered by the relevant award. These amounts do not represent cash payments or proceeds actually received by the executives and the actual values they realize may be materially different from these reported amounts upon their sale of the underlying shares. For fair value assumptions refer to Note 6 to our financial statements included in our Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes, for each of our named executive officers, the number of outstanding equity awards held on December 31, 2021.

Option Awards(1)								Stock Awards
			Number of Securities Underlying Unexercised Options					Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Name	Grant Date	Vesting Commencement Date	Exercisable (#)	Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Raymond W. Cohen	3/30/2018	3/30/2018	99,777	6,999	(2)(3)	$1.63	3/30/2028	—
	1/30/2019	1/30/2019	162,036	60,186	(5)	$14.19	1/30/2029	—
	12/12/2019	12/12/2019	39,062	39,063	(5)	$25.82	12/12/2029	—
	12/12/2019	12/12/2019	—	—		—	—	—			54,346	(7)	3,043,376
	1/31/2021	1/31/2021	—	—		—	—	—			40,000	(7)	2,240,000
	1/31/2021	1/31/2021	—	—		—	—	—			42,500	(6)	2,380,000
	1/31/2021	1/31/2021	—	—		—	—	20,000	(4)	1,120,000

Dan L. Dearen	5/23/2017	5/23/2017	1,616	—	(2)(3)	$1.32	5/23/2027	—
	7/5/2017	7/5/2017	2,044	—	(2)(3)	$1.32	7/5/2027	—
	8/25/2017	7/21/2017	3,718	—	(2)(3)	$1.42	8/25/2027	—
	3/30/2018	3/30/2018	26,022	2,899	(2)(3)	$1.63	3/30/2028	—
	1/30/2019	1/30/2019	34,384	28,889	(5)	$14.19	1/30/2029	—
	12/12/2019	12/12/2019	18,750	18,750	(5)	$25.82	12/12/2029	—
	12/12/2019	12/12/2019	—	—		—	—	—			26,086	(7)	1,460,816
	1/31/2021	1/31/2021	—	—		—	—	—			20,000	(7)	1,120,000
	1/31/2021	1/31/2021	—	—		—	—	—			10,833	(6)	606,648
	1/31/2021	1/31/2021	—	—		—	—	10,000	(4)	560,000

Rinda K. Sama	3/30/2018	3/30/2018	5,245	1,049	(2)(3)	$1.63	3/30/2028	—
	1/30/2019	1/30/2019	16,105	20,463	(5)	$14.19	1/30/2029	—
	12/12/2019	12/12/2019	4,981	13,282	(5)	$25.82	12/12/2029	—
	12/12/2019	12/12/2019	—	—		—	—	—			18,478	(7)	1,034,768
	1/31/2021	1/31/2021	—	—		—	—	—			20,000	(7)	1,120,000
	1/31/2021	1/31/2021	—	—		—	—	—			10,833	(6)	606,648
	1/31/2021	1/31/2021	—	—		—	—	10,000	(4)	560,000

John Woock, Ph.D.	7/5/2017	7/5/2017	2,793	—	(2)(3)	$1.32	7/5/2027	—
	8/25/2017	7/21/2017	4,178	—	(2)(3)	$1.42	8/25/2027	—
	3/30/2018	3/30/2018	9,901	1,299	(2)(3)	$1.63	3/30/2028	—
	1/30/2019	1/30/2019	20,925	9,630	(5)	$14.19	1/30/2029	—
	12/12/2019	12/12/2019	7,812	7,813	(5)	$25.82	12/12/2029	—
	1/31/2021	1/31/2021	—	—		—	—	—			10,870	(7)	608,720
	1/31/2021	1/31/2021	—	—		—	—	—			11,250	(7)	630,000
	1/31/2021	1/31/2021	—	—		—	—	—			10,000	(6)	560,000
	1/31/2021	1/31/2021	—	—		—	—	5,625	(4)	315,000

Alfred Ford, Jr.	11/15/2017	11/15/2017	8,509	—	(2)(3)	$1.42	11/15/2027	—
	3/30/2018	3/30/2018	1,582	317	(2)(3)	$1.63	3/30/2028	—
	1/30/2019	1/30/2019	6,667	9,630	(5)	$14.19	1/30/2029	—
	12/12/2019	12/12/2019	3,809	10,156	(5)	$25.82	12/12/2029	—
	12/12/2019	12/12/2019	—	—		—	—	—			14,130	(7)	791,280
	1/31/2021	1/31/2021	—	—		—	—	—			11,250	(7)	630,000
	1/31/2021	1/31/2021	—	—		—	—	—			10,000	(6)	560,000
	1/31/2021	1/31/2021	—	—		—	—	5,625	(4)	315,000

_____________________________________________
(1)    Options granted prior to 2019 were granted under the 2014 Plan. Options granted in 2019 and after were granted under the 2018 Plan.

(2)    One-fourth of the options vested on the vesting commencement date and the remaining three-fourths vest in equal monthly installments over the three years after the first anniversary of the vesting commencement date, subject to continuous service through each vesting date.
(3)    This option award is subject to an early exercise provision and is immediately exercisable in exchange for restricted shares.
(4)    The awards vest one-fourth on each anniversary of the grant date, subject to continuous service through each vesting date.
(5)    One-fourth of the options vest on the one-year anniversary of the grant date and the remaining three-fourths vest in equal monthly installments over the three years after the first anniversary of the vesting commencement date, subject to continuous service through each vesting date.
(6)    These awards vest either 0% or 100% if our operational objectives are not satisfied or satisfied, as defined and adjudicated by the Board. The vesting date is one-year from the grant date, subject to Board approval and continuous service through the vesting date.
(7)    These awards vest as to 100% of target if our relative TSR ranking measured over a two-year performance period ending two-years after the respective grant dates against a peer group is at or above the 50th percentile and vest as to 200% of target if such relative TSR ranking is at or above at least the 80th percentile. These awards do not vest to the extent that such relative TSR ranking is below the 30th percentile. If such relative TSR ranking is at the 30th percentile, then 25% of the target vests. For relative TSRs between the 30th percentile and the 50th percentile, or between the 50th percentile and the 80th percentile, the vesting will be determined by means of linear interpolation. The number reported in this row is based on maximum performance.

Option Exercises and Stock Vested - Fiscal 2021

The following table shows for fiscal 2021 the number of shares acquired upon exercise of option awards, the value realized upon such exercise, and the vesting of restricted stock units in fiscal year 2021 and the resulting value realized by the named executive officers determined in accordance with SEC rules. However, the amounts reflected in the table do not represent cash payments to or proceeds received by the named executive officers. The shares acquired by the named executive officers, less any shares forfeited to pay for taxes, were retained by the named executive officers. The actual values that may be realized by the named executive officers in connection with these awards may be materially different from these amounts when ultimately realized upon sale of the shares.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Raymond W. Cohen	—	—	60,507	2,017,298
Dan L. Dearen	76,265	3,694,869	29,043	891,090
Rinda K. Sama	19,603	736,109	20,573	676,659
John Woock, Ph.D.	10,000	599,568	10,769	359,603
Alfred Ford, Jr.	46,197	2,238,607	12,399	418,486
_____________________________________________

(1)    The amounts realized upon exercise is the difference between the option exercise price and the closing price of our common stock, as reported on Nasdaq, on the date of exercise, multiplied by the number of shares of our common stock underlying the stock options that were exercised.
(2)    The amounts realized upon the vesting of restricted stock units is based on the closing price of our common stock on the date immediately prior to the relevant vesting dates.

Potential Payments upon Termination or Change in Control

Our named executive officers will be entitled to receive certain payments and benefits upon termination of their respective employment. See “Agreements with our Named Executive Officers” immediately below.

Agreements with Our Named Executive Officers

Below are descriptions of the key terms of our employment agreements with Mr. Cohen, Mr. Dearen, Mr. Sama, Dr. Woock and Mr. Ford. The agreements provide for employment terms and set forth the officer’s base salary, other compensation and benefits and severance benefits on a qualifying termination of employment. Additionally, the employment agreements contain proprietary inventions and confidential information provisions.

Raymond W. Cohen

We entered into an Executive Employment Agreement (the “Cohen Agreement”) with Mr. Cohen under which Mr. Cohen serves as our Chief Executive Officer. The Cohen Agreement provides that Mr. Cohen’s term as our Chief Executive Officer will run until June 5, 2024, setting forth his initial base salary of $500,000, which will be reviewed on an annual basis, further providing eligibility for an annual cash bonus of up to 70% of Mr. Cohen’s base salary for the calendar year for which a bonus is being paid. Additionally, the Cohen Agreement sets forth his eligibility to receive such medical coverage and other benefits available to our senior executives. The Cohen Agreement may be terminated by us or Mr. Cohen at any time. If Mr. Cohen’s employment terminates prior to June 5, 2024 by reason of death or disability, Mr. Cohen or his estate will receive severance equal to 12 months of base salary plus a cash payment equal to a pro-rated bonus for the current year (if termination happens outside of the first quarter of the present year), conditioned upon his or his agent’s execution of a waiver and release agreement, and, any unvested non-performance-based equity award shall immediately vest but otherwise be subject to the terms of such applicable equity award agreements. Performance-based equity awards shall continue to vest on the performance dates as if there was no separation from service. If we terminate Mr. Cohen’s employment prior to June 5, 2024 without cause, or if he terminates his employment for good reason (both as defined in the Cohen Agreement), Mr. Cohen will be eligible to receive severance equal to 12 months of his then current base salary plus a cash payment equal to the prior year’s bonus plus a pro-rated bonus for the current year (if termination happens outside of the first quarter of the present year) plus the cash equivalent for 12 months of COBRA premiums for our group health plan, all of which is conditioned upon his or his agent’s execution of a waiver and release agreement, and, any unvested non-performance-based equity award that would have vested within 12 months after termination shall vest but otherwise be subject to the terms of such applicable equity award agreements plus any performance-based equity awards shall vest at the end of the applicable performance period based on actual performance results and prorated for the portion of the performance period worked through the termination date. If Mr. Cohen’s employment is terminated prior to June 5, 2024 due to a change in control, he will be eligible to receive severance equal to 24 months of his then current base salary plus a cash payment equal to the prior year’s bonus plus a pro-rated bonus for the current year plus the cash equivalent for 18 months of COBRA premiums for our group health plan, and, any unvested non-performance-based equity awards shall immediately vest but otherwise be subject to the terms of such applicable equity award agreements, and any performance-based equity awards shall be fully vested based on the greater of the assumed target performance or the performance as determined by the Board immediately before the change in control. All change in control payments are conditioned upon his or his agent’s execution of a waiver and release agreement.

Severance payments due to Mr. Cohen or his estate upon death or disability are estimated to be $11,233,147 based on the estimated value of unvested equity awards at the closing price of our common stock on December 31, 2021 of $10,217,522 and the salary and estimated bonus amounts due to Mr. Cohen, in each case as described above.

Severance payments due to Mr. Cohen upon termination without cause or good reason are estimated to be $10,016,888 based on the estimated value of unvested equity awards at the closing price of our common stock on December 31, 2021 of $8,594,466, monthly COBRA premiums of $1,816 per month, and the salary and estimated bonus amounts due to Mr. Cohen, in each case as described above.

Severance payments due to Mr. Cohen upon termination due to a change in control are estimated to be $12,275,842 based on the estimated value of unvested equity awards at the closing price of our common stock on December 31, 2021 of $10,217,522, monthly COBRA premiums of $1,816 per month, and the salary and estimated bonus amounts due to Mr. Cohen, in each case as described above.

Dan L. Dearen

    We entered into an Executive Employment Agreement (the “Dearen Agreement”) with Mr. Dearen under which Mr. Dearen serves as its President and Chief Financial Officer. The Dearen Agreement provides that Mr. Dearen’s term as our President and Chief Financial Officer will run until June 5, 2024, setting forth his initial base salary of $410,000, which will be reviewed on an annual basis, further providing eligibility for an annual cash bonus of up to 50% of Mr. Dearen’s base salary for the calendar year for which a bonus is being paid. Additionally, the Dearen Agreement sets forth his eligibility to receive such medical coverage and other benefits available to our senior executives. The Dearen Agreement may be terminated by us or Mr. Dearen at any time. If Mr. Dearen’s employment terminates prior to June 5, 2024 by reason of death or disability, Mr. Dearen or his estate will receive severance equal to 12 months of base salary plus a cash payment equal to the pro-rated bonus for the current year (if termination happens outside of the first quarter of the present year), conditioned upon his or his agent’s execution of a waiver and release agreement, and, any unvested non-performance-based equity awards shall immediately vest but otherwise be subject to the terms of such applicable equity award agreements. Performance-based equity awards shall continue to vest on the performance dates as if there was no separation from service. If we terminate Mr. Dearen’s employment prior to June 5, 2024 without cause, or if he terminates his employment for good reason (both as defined in the

Dearen Agreement), Mr. Dearen will be eligible to receive severance equal to 12 months of his then current base salary plus a cash payment equal to a pro-rated bonus for the current year (if termination happens outside of the first quarter of the present year) plus the cash equivalent for 12 months of COBRA premiums for our group health plan, all of which is conditioned upon his or his agent’s execution of a waiver and release agreement, and, any unvested non-performance-based equity award that would have vested within 12 months after termination shall vest but otherwise be subject to the terms of such applicable equity award agreements plus any performance-based equity awards shall vest at the end of the applicable performance period based on actual performance results and prorated for the portion of the performance period worked through the termination date. If Mr. Dearen’s employment is terminated prior to June 5, 2024 due to a change in control, he will be eligible to receive severance equal to 12 months of his then current base salary plus a cash payment equal to the prior year’s bonus plus a pro-rated bonus for the current year plus the cash equivalent for 12 months of COBRA premiums for our group health plan, and, any unvested non-performance-based equity awards shall immediately vest but otherwise be subject to the terms of such applicable equity award agreements, and any performance-based equity awards shall be fully vested based on the greater of the assumed target performance or the performance as determined by the Board immediately before the change in control. All change in control payments are conditioned upon his or his agent’s execution of a waiver and release agreement.

Severance payments due to Mr. Dearen or his estate upon death or disability are estimated to be $5,020,898 based on the estimated value of unvested equity awards at the closing price of our common stock on December 31, 2021 of $4,388,398 and the salary and estimated bonus amounts due to Mr. Dearen, in each case as described above.

Severance payments due to Mr. Dearen upon termination without cause or good reason are estimated to be $4,246,814 based on the estimated value of unvested equity awards at the closing price of our common stock on December 31, 2021 of $3,592,517, monthly COBRA premiums of $1,816 per month, and the salary and estimated bonus amounts due to Mr. Dearen, in each case as described above.

Severance payments due to Mr. Dearen upon termination due to a change in control are estimated to be $5,267,695 based on the estimated value of unvested equity awards at the closing price of our common stock on December 31, 2021 of $4,388,398, monthly COBRA premiums of $1,816 per month, and the salary and estimated bonus amounts due to Mr. Dearen, in each case as described above.

Rinda K. Sama

    We entered into an Executive Employment Agreement (the “Sama Agreement”) with Mr. Sama under which Mr. Sama serves as our Chief Operating Officer. The Sama Agreement provides that Mr. Sama’s term as our Chief Operating Officer will run until June 5, 2024, setting forth his initial base salary of $350,000, which will be reviewed on an annual basis, further providing eligibility for an annual cash bonus of up to 50% of Mr. Sama’s base salary for the calendar year for which a bonus is being paid. Additionally, the Sama Agreement sets forth his eligibility to receive such medical coverage and other benefits available to senior executives. The Sama Agreement may be terminated by us or Mr. Sama at any time. If Mr. Sama’s employment terminates prior to June 5, 2024 by reason of death or disability, Mr. Sama or his estate will receive severance equal to 12 months of base salary plus a cash payment equal to a pro-rated bonus for the current year (if termination happens outside of the first quarter of the present year), conditioned upon his or his agent’s execution of a waiver and release agreement, and, any unvested non-performance-based equity awards shall immediately vest but otherwise be subject to the terms of such applicable equity award agreements. Performance-based equity awards shall continue to vest on the performance dates as if there was no separation from service. If we terminate Mr. Sama’s employment prior to June 5, 2024 without cause, or if he terminates his employment for good reason (both as defined in the Sama Agreement), Mr. Sama will be eligible to receive severance equal to 12 months of his then current base salary plus a cash payment equal to a pro-rated bonus for the current year (if termination happens outside of the first quarter of the present year) plus the cash equivalent for 12 months of COBRA premiums for our group health plan, all of which is conditioned upon his or his agent’s execution of a waiver and release agreement, and, any performance-based equity awards shall vest at the end of the applicable performance period based on actual performance results and prorated for the portion of the performance period worked through the termination date. If Mr. Sama’s employment is terminated prior to June 5, 2024 due to a change in control, he will be eligible to receive severance equal to 12 months of his then current base salary plus a cash payment equal to a pro-rated bonus for the current year plus the cash equivalent for 12 months of COBRA premiums for our group health plan, and, any unvested non-performance-based equity awards shall immediately vest but otherwise be subject to the terms of such applicable equity award agreements, and any performance-based equity awards shall be fully vested based on the greater of the assumed target performance or the performance as determined by the Board immediately before the change in control. All change in control payments are conditioned upon his or his agent’s execution of a waiver and release agreement.

Severance payments due to Mr. Sama or his estate upon death or disability are estimated to be $4,176,225 based on the estimated value of unvested equity awards at the closing price of our common stock on December 31, 2021 of $3,557,475 and the salary and estimated bonus amounts due to Mr. Sama, in each case as described above.

Severance payments due to Mr. Sama upon termination without cause or good reason are estimated to be $2,324,579 based on the estimated value of unvested performance-based equity awards at the closing price of our common stock on December 31, 2021 of $1,684,032, monthly COBRA premiums of $1,816 per month, and the salary and estimated bonus amounts due to Mr. Sama, in each case as described above.

Severance payments due to Mr. Sama upon termination due to a change in control are estimated to be $4,198,022 based on the value of unvested equity awards at the closing price of our common stock on December 31, 2021 of $3,557,475, monthly COBRA premiums of $1,816 per month, and the salary and bonus amounts due to Mr. Sama, in each case as described above.

John Woock, Ph.D.

We entered into an Executive Employment Agreement (the “Woock Agreement”) with Dr. Woock under which Dr. Woock serves as our Executive Vice President, Chief Marketing & Strategy Officer. The Woock Agreement provides that Dr. Woock's term will run until June 5, 2024, setting forth his initial base salary of $300,000, which will be reviewed on an annual basis, further providing eligibility for an annual cash bonus of up to 30% of Mr.Woock’s base salary for the calendar year for which a bonus is being paid. Additionally, the Woock Agreement sets forth his eligibility to receive such medical coverage and other benefits available to senior executives. The Woock Agreement may be terminated by us or Dr. Woock at any time. If Dr. Woock's employment terminates prior to June 5, 2024 by reason of death or disability, Dr. Woock or his estate will receive severance equal to 12 months of base salary plus a cash payment equal to a pro-rated bonus for the current year (if termination happens outside of the first quarter of the present year), conditioned upon his or his agent’s execution of a waiver and release agreement, and, any unvested non-performance-based equity awards shall immediately vest but otherwise be subject to the terms of such applicable equity award agreements. Performance-based equity awards shall continue to vest on the performance dates as if there was no separation from service. If we terminate Dr. Woock’s employment prior to June 5, 2024 without cause, or if he terminates his employment for good reason (both as defined in the Woock Agreement), Dr. Woock will be eligible to receive severance equal to 9 months of his then current base salary plus a cash payment equal to a pro-rated bonus for the current year (if termination happens outside of the first quarter of the present year) plus the cash equivalent for 12 months of COBRA premiums for our group health plan, all of which is conditioned upon his or his agent’s execution of a waiver and release agreement, and, any performance-based equity awards shall vest at the end of the applicable performance period based on actual performance results and prorated for the portion of the performance period worked through the termination date. If Dr. Woock’s employment is terminated prior to June 5, 2024 due to a change in control, he will be eligible to receive severance equal to 9 months of his then current base salary plus a cash payment equal to a pro-rated bonus for the current year plus the cash equivalent for 9 months of COBRA premiums for our group health plan, and, any unvested non-performance-based equity awards shall immediately vest but otherwise be subject to the terms of such applicable equity award agreements, and any performance-based equity awards shall be fully vested based on the greater of the assumed target performance or the performance as determined by the Board immediately before the change in control. All change in control payments are conditioned upon his or his agent’s execution of a waiver and release agreement.

Severance payments due to Dr. Woock or his estate upon death or disability total $2,703,413 based on the value of unvested equity awards at the closing price of our common stock on December 31, 2021 of $2,203,413 and the salary and bonus amounts due to Dr. Woock, in each case as described above.

Severance payments due to Dr. Woock upon termination without cause or good reason total $1,601,157 based on the unvested performance-based equity awards at the closing price of our common stock on December 31, 2021 of $1,179,360, monthly COBRA premiums of $1,816 per month, and the salary and bonus amounts due to Dr. Woock, in each case as described above.

Severance payments due to Dr. Woock upon termination due to a change in control total $2,619,761 based on the value of unvested equity awards at the closing price of our common stock on December 31, 2021 of $2,203,413, monthly COBRA premiums of $1,816 per month, and the salary and bonus amounts due to Dr. Woock, in each case as described above.

Alfred Ford, Jr.

    We entered into an Executive Employment Agreement (the “Ford Agreement”) with Mr. Ford under which Mr. Ford serves as our Chief Commercial Officer. The Ford Agreement provides that Mr. Ford’s term as our Chief Commercial Officer will run until June 5, 2024, setting forth his initial base salary of $350,000, which will be reviewed on an annual basis, further providing eligibility for commissions on worldwide product sales based on criteria to be determined by the Chief Executive Officer and Board. Additionally, the Ford Agreement sets forth his eligibility to receive such medical coverage and other benefits available to senior executives. The Ford Agreement may be terminated by us or Mr. Ford at any time. If Mr. Ford’s employment terminates prior to June 5, 2024 by reason of death or disability, Mr. Ford or his estate will receive severance equal to 12 months of base salary plus a cash payment equal to a pro-rated bonus for the current year (if termination happens outside of the first quarter of the present year), conditioned upon his or his agent’s execution of a waiver and release agreement, and, any unvested non-performance-based equity awards shall immediately vest but otherwise be subject to the terms of such applicable equity award agreements. Performance-based equity awards shall continue to vest on the performance dates as if there was no separation from service. If we terminate Mr. Ford’s employment prior to June 5, 2024 without cause, or if he terminates his employment for good reason (both as defined in the Ford Agreement), Mr. Ford will be eligible to receive severance equal to 9 months of his then current base salary plus a cash payment equal to a pro-rated bonus for the current year (if termination happens outside of the first quarter of the present year) plus the cash equivalent for 12 months of COBRA premiums for our group health plan, all of which is conditioned upon his or his agent’s execution of a waiver and release agreement, and, any performance-based equity awards shall vest at the end of the applicable performance period based on actual performance results and prorated for the portion of the performance period worked through the termination date. If Mr. Ford’s employment is terminated prior to June 5, 2024 due to a change in control, he will be eligible to receive severance equal to 9 months of his then current base salary plus a cash payment equal to a pro-rated bonus for the current year plus the cash equivalent for 9 months of COBRA premiums for our group health plan, and, any unvested non-performance-based equity awards shall immediately vest but otherwise be subject to the terms of such applicable equity award agreements, and any performance-based equity awards shall be fully vested based on the greater of the assumed target performance or the performance as determined by the Board immediately before the change in control. All change in control payments are conditioned upon his or his agent’s execution of a waiver and release agreement.

Severance payments due to Mr. Ford or his estate upon death or disability total $2,661,964 based on the value of unvested equity awards at the closing price of our common stock on December 31, 2021 of $2,311,964 and the salary amounts due to Mr. Ford, in each case as described above.

Severance payments due to Mr. Ford upon termination without cause or good reason total $1,554,937 based on the unvested performance-based equity awards at the closing price of our common stock on December 31, 2021 of $1,270,640, monthly COBRA premiums of $1,816 per month, and the salary and incentive compensation amounts due to Mr. Ford, in each case as described above.

Severance payments due to Mr. Ford upon change in control total $2,590,812 based on the value of unvested equity awards at the closing price of our common stock on December 31, 2021 of $2,611,964, monthly COBRA premiums of $1,816 per month, and the salary and incentive compensation amounts due to Mr. Ford, in each case as described above.

Information Regarding Equity Compensation Plans

The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2021:

Equity Compensation Plan Information at 2021 Fiscal Year End

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights (a)(2)		Weighted-Average Exercise Price of Outstanding Options and Rights (b)(3)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)(4)
Equity Compensation Plans Approved by Security Holders(1)	1,427,892	(2)	$18.13	(3)	950,354
Equity Compensation Plans Not Approved by Security Holders	—		—		—
Total	1,427,892		$18.13		950,354
_____________________________________________
(1)    Consists of the 2014 Plan and the 2018 Plan. Both of our equity compensation plans under which options, warrants and rights were outstanding or available for future issuance as of December 31, 2021 have been approved by security holders.
(2)    Consists of 277,505 shares of common stock underlying outstanding options under the 2014 Plan and 1,150,387 shares of common stock underlying outstanding options under the 2018 Plan. Does not include 1,102,034 shares of restricted stock-based awards issued under the 2018 Plan, which were issued and outstanding but subject to forfeiture in the event of the holder’s termination of service as of December 31, 2021, or 250,464 restricted stock units issued under the 2018 Plan, subject to vesting or forfeiture in the event of the holder’s termination of service as of December 31, 2021.
(3)    Represents the weighted average exercise price of outstanding options and is calculated without taking into account shares of common stock subject to outstanding restricted stock units that become issuable without the payment of a purchase price as those units vest. As of December 31, 2021, the weighted average exercise price of options under the 2014 Plan was $1.57, the weighted average exercise price of options under the 2018 Plan was $22.12.
(4)    Consists of shares that were available for future issuance under the 2018 Plan.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast a vote to approve the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay” vote).
We encourage stockholders to read the section entitled “Compensation Discussion and Analysis,” beginning on page 30, which describes the details of our executive compensation program and the decisions made by our compensation committee in 2021.
Our compensation committee will consider stockholder feedback and the results of say-on-pay votes when making future compensation decisions.
Stockholders are being asked to approve the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables, is hereby approved.
As an advisory vote, this Proposal is not binding on us, the Board, or our compensation committee. However, our compensation committee and the Board value the opinions expressed by stockholders in their votes on this Proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.
Required Vote of Stockholders
The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal is required for the approval thereof. Abstentions will have the same effect as votes “AGAINST” this Proposal.
Proxies received in response to this solicitation will be voted “FOR” the approval, on an advisory basis, of the compensation of our named executive officers unless otherwise specified in the proxy.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 — APPROVAL OF CHARTER AMENDMENT TO INCREASE AUTHORIZED SHARES OF CAPITAL STOCK AND COMMON STOCK
The Board has unanimously approved a resolution to amend our Charter, subject to stockholder approval, to increase the number of authorized shares of our capital stock from 60,000,000 shares to 85,000,000 shares, and the number of authorized shares of our common stock from 50,000,000 shares to 75,000,000 shares (“Charter Amendment No. 1”).
We currently have authorized a total of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock under the Charter. If our stockholders approve Charter Amendment No. 1, the number of shares of authorized common stock would increase to 75,000,000 and the number of shares of authorized preferred stock would remain unchanged.
If our stockholders approve this Proposal at the Annual Meeting, then the second sentence of Article IV, Section A of our Charter would be amended and restated to read in its entirety as follows:
“The total number of shares which the Corporation is authorized to issue is Eighty-five Million (85,000,000) shares, of which Seventy-five Million (75,000,000) shares shall be Common Stock, and Ten Million (10,000,000) shares shall be Preferred Stock.”
A copy of the proposed Charter Amendment No. 1 is attached hereto as Exhibit A, and we urge you to read Exhibit A in its entirety before casting your vote.
If Charter Amendment No. 1 is adopted, it will become effective upon the filing of a Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware.
Purpose of the Proposed Charter Amendment No. 1
Of the 50,000,000 shares of common stock that are currently authorized under the Charter, as of April 1, 2022, 46,999,112 were issued and outstanding and 1,959,765 were reserved for issuance under the 2018 Plan. This Proposal is the first time that we have sought stockholder approval to increase the number of authorized shares of capital stock and common stock since our IPO on October 18, 2018.
The Board believes it is in the best interest of the Company to have additional authorized shares of common stock available (i) to issue in connection with raising equity capital, (ii) to give us sufficient authorized shares of common stock to generally support our growth and to provide flexibility for future corporate needs, (iii) to issue in connection with the exercise and vesting of equity awards and other derivative securities, (iv) for potential future increases in the number of shares of common stock reserved for issuance under the 2018 Plan (including as contemplated by Proposal 6), and (v) to issue as consideration in connection with potential acquisitions of other businesses or under strategic partnership agreements.
The availability of additional authorized shares of common stock would enhance business and financial flexibility and allow the Company to execute any of these transactions in the future without the possible delays and significant expense of obtaining additional stockholder approval, except as may be required in particular cases by the Charter, applicable law or the rules of any stock exchange or other system which the Company’s securities may then be listed.
An increase in the number of shares of common stock will also allow the Company to continue with our ability to finance our operations through equity offerings as we work to transition the Company from a research and development-focused company to a commercialization-focused company. At present, we do not receive sufficient cash flow from operations to support our business activities, and equity financings remain as a vital tool for raising capital. Without a substantial increase in the number of shares available for future issuances we are concerned that the Company will be unable to meet its obligations, continue to grow its business and may become insolvent.
The Board believes that additional authorized shares of capital stock will enable the Company to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to the Company. We anticipate that having additional flexibility will allow us to purpose our strategic objectives, in addition to allowing us to provide equity incentives to our employees in order to attract, retain and motivate key talent.
Possible Effects of Charter Amendment No. 1 and Increase in Authorized Shares of Common Stock
Increasing the number of authorized shares of common stock will not alter the number of shares of common stock presently issued and outstanding or reserved for issuance, and will not change the relative rights of holders of any shares. The additional authorized shares of common stock, if and when issued, would have the same rights and privileges as the shares of common stock previously authorized, issued and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

The increase in our authorized shares of common stock would not have any immediate dilutive effect on the proportionate voting power or other rights of our existing shareholders. The Board has no current plan, arrangement, commitment or understanding to issue shares from the additional authorized shares provided by Charter Amendment No. 1. However, any future issuance of additional authorized shares of our common stock, at the future direction of the Board, generally without the requirement of stockholder approval (unless specifically required by applicable law or Nasdaq regulation), or the possibility of such issuance (including the exercise of stock options and warrants, and the issuance of shares of our common stock underlying equity awards granted under the 2018 Plan) would reduce each stockholder’s proportionate interest in the Company, dilute our earnings per share, and may depress the market price of our common stock.
Except as set forth in Charter Amendment No. 1, all of the remaining provisions of the Charter will remain in full force and effect without change (except to the extent that Charter Amendment No. 2 contemplated by Proposal 5 is also approved by our stockholders).
Anti-Takeover Considerations
SEC rules and regulations require disclosure of the possible anti-takeover effects of an increase in authorized capital stock and other charter and bylaw provisions that could have an anti-takeover effect. Although the Board has not proposed Charter Amendment No. 1 with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company, under certain circumstances, such shares could have an anti-takeover effect. The additional shares of common stock could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or could be issued to persons allied with the Board or management and, thereby, have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the proposed Charter Amendment No. 1 is approved, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of common stock, or the replacement or removal of the Board or management.
This proposal is not prompted by any specific effort or takeover threat currently perceived by the Board or management.
Conditionality of Other Proposals
Proposal 6 is conditioned upon the approval by our stockholders this Proposal, and Proposal 6 will not be adopted if our stockholders do not approve this Proposal.
Required Vote of Stockholders
The affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of our outstanding stock entitled to vote on this Proposal, voting together as a single class, is required for the approval thereof. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this Proposal.
Proxies received in response to this solicitation will be voted “FOR” the approval of Charter Amendment No. 1 unless otherwise specified in the proxy.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF CHARTER AMENDMENT NO. 1.

PROPOSAL 5 — APPROVAL OF CHARTER AMENDMENT TO REDUCE VOTE REQUIRED TO AMEND OUR CHARTER AND BYLAWS
The Board has unanimously approved a resolution to amend our Charter, subject to stockholder approval, to (i) reduce the vote required for our stockholders to amend, alter or repeal our Bylaws from (A) 66 2/3% in voting power of the outstanding shares of our capital stock entitled to vote thereon, to (B) a majority in voting power of the outstanding shares of our capital stock entitled to vote thereon, and (ii) reduce the vote required to amend, repeal, or adopt any provisions of our Charter from (A) the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of our outstanding stock entitled to vote thereon, voting together as a single class, to (B) the affirmative vote of a majority of the voting power of the shares of our outstanding stock entitled to vote thereon, voting together as a single class (“Charter Amendment No. 2”).
If our stockholders approve this Proposal at the Annual Meeting, then:
(i) Article V, Section B of our Charter would be amended and restated to read in its entirety as follows:
“In addition to the amendment of the Bylaws by the Board of Directors pursuant to Section A of this Article V and the General Corporation Law, the stockholders of the Corporation also may amend the Bylaws; provided, however, the stockholders may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Restated Certificate, as may be amended from time to time, the General Corporation Law or a Preferred Stock Designation, by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon.”
(ii) Article X of our Charter would be amended and restated to read in its entirety as follows:
“The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Restated Certificate or applicable law and in addition to any affirmative vote of the holders of any particular class of stock of the Corporation required by applicable law or by a Preferred Stock Designation or this Restated Certificate, as may be amended from time to time, the affirmative vote of the holders of at least a majority of the voting power of the shares of the then outstanding stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, repeal, or adopt any provisions of this Restated Certificate.”
A copy of the proposed Charter Amendment No. 2 is attached hereto as Exhibit B, and we urge you to read Exhibit B in its entirety before casting your vote.
If Charter Amendment No. 2 is adopted, it will become effective upon the filing of a Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware.
Purpose and Possible Effects of the Proposed Charter Amendment No. 2
The Board is committed to maintaining “best practices” in corporate governance. A supermajority vote requirement like the one contained in the Charter is intended to facilitate corporate governance stability and provide protection against self-interested action by large stockholders by requiring broad stockholder consensus to make certain fundamental changes. While such protection can be beneficial to stockholders, as corporate governance standards have evolved, many stockholders and commentators now view this provision as limiting the Board’s accountability to stockholders and the ability of stockholders to effectively participate in corporate governance. If approved, Charter Amendment No. 2 would enable our stockholders to more easily approve amendments to our Charter and Bylaws.
After considering the arguments in favor of and against the existing supermajority vote requirement, the Board voted to propose and declare advisable, and to recommend to stockholders that they approve, Charter Amendment No. 2.
Required Vote of Stockholders
The affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of our outstanding stock entitled to vote on this Proposal, voting together as a single class, is required for the approval thereof. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this Proposal.
Proxies received in response to this solicitation will be voted “FOR” the approval of Charter Amendment No. 2 unless otherwise specified in the proxy.

Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF CHARTER AMENDMENT NO. 2.

PROPOSAL 6 — APPROVAL OF AMENDMENT TO 2018 PLAN TO INCREASE SHARES AVAILABLE THEREUNDER
The compensation committee of the Board consists entirely of independent directors and its functions include, among other things, reviewing and making any modifications or amendments to the 2018 Plan. However, any amendment to the 2018 Plan shall be contingent on the approval of stockholders to the extent stated by the Board, required by applicable law, or required by applicable securities exchange listing requirements.
Accordingly, stockholders are being asked for the first time to approve an amendment (the “Plan Amendment”) to the 2018 Plan, which would increase the number of shares of our common stock available for the grant of equity compensation awards under the 2018 Plan by 3,100,000 shares.
A copy of the proposed Plan Amendment is attached hereto as Exhibit C, and we urge you to read Exhibit C in its entirety before casting your vote.
Required Vote of Stockholders
The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal is required for the approval thereof. Abstentions will have the same effect as votes “AGAINST” this Proposal.
Proxies received in response to this solicitation will be voted “FOR” the approval of the Plan Amendment otherwise specified in the proxy.
Board Recommendation
The Board, upon the recommendation of the compensation committee, has unanimously approved and adopted the Plan Amendment, subject to stockholder approval.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN AMENDMENT.
Conditionality of Other Proposals
This Proposal is conditioned upon the approval by our stockholders of Proposal 4, and this Proposal will not be adopted if our stockholders do not approve Proposal 4.
Background and Purpose of the Proposal
In 2018, the Board adopted the 2018 Plan, which became effective in connection with our IPO, on October 18, 2018. The purpose of the 2018 Plan is to enhance the ability of the Company and its affiliates to attract, retain, and motivate employees, consultants, and non-employee directors, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the Company. The 2018 Plan also allows the Company to promote greater ownership in the Company by such persons in order to align their interests more closely with the interests of the Company’s stockholders. The Board believes that growth in stockholder value depends on, among other things, the Company’s continued ability to attract and retain employees and other service providers with the experience and capacity to perform at the highest levels in a competitive labor market. The 2018 Plan is a broad-based plan that includes as participants employees in a range of strategic roles, ranging from senior executives to key managers. If the Company’s stockholders do not approve the Plan Amendment, the Company’s ability to compensate its key service providers with equity compensation will be significantly limited.
The Board recognizes that equity compensation awards dilute stockholders’ equity. Therefore, the Board is committed to continuing to carefully and responsibly manage the Company’s equity compensation practices. In 2021, as the Company continued to recover from the peak of the negative impact from the COVID-19 pandemic, the Company focused on the retention of key employees who would play critical roles in its on-going business recovery and strategic positioning efforts. Given the Company’s belief that its cash on hand could better be used at the time to fund activities in pursuit of the Company’s strategic objectives, as well as the highly competitive labor market in the Company’s industry and the geographic areas in which it operates, the Board felt that it was in the best interests of the Company and its stockholders to use equity awards in greater amounts than previously were anticipated to ensure the retention and continued motivation of key employees at various levels. Accordingly, awards covering 853,684 shares were granted under the 2018 Plan in 2021, with awards covering an aggregate of 36,986, 197,999 and 618,699 being granted to non-employee directors, executive officers and other employees of the Company, respectively.

The Company’s ability to retain and motivate key employees as it did through the 2021 retention equity awards has played a significant role in enabling the Company to be in a stronger position to deliver stockholder value as the Company and its industry as a whole emerge from the COVID-19 pandemic. Below is a summary of certain facts that demonstrate achievements of the Company in 2021 in which the Company believes the retention and motivation of key employees to have played a critical role:
•Net revenue was $180.3 million in fiscal year 2021, an increase of 62% compared to $111.5 million in the prior year.
•SNM revenue was $157.6 million, of which $153.8 million was generated in the U.S. and the remainder in select international markets.
•Bulkamid revenue was $22.7 million, of which $12.7 million was generated in the U.S. and the remainder in international markets.
•Gross margin was 64.2% in fiscal year 2021 compared to 60.2% in the prior year.
If the Plan Amendment is not approved, the Company may have to significantly increase cash-based compensation, which may not necessarily link compensation with stockholder value creation and which may use cash that could be better utilized if reinvested in the Company’s business, including for important capital expenditures that are part of the Company’s strategic plan. Using a larger amount of cash for executive compensation also may strain the Company’s liquidity position as the Company continues to recover from the peak of the negative impact of the COVID-19 pandemic, which still is impacting the Company.
Set forth below is certain information regarding overhang and dilution as of April 1, 2022:
•There were 46,999,112 shares of common stock outstanding;
•There were 448,814 shares available for grant under the 2018 Plan;
•The total number of shares of common stock subject to outstanding equity awards (1,510,951 shares) represents an overhang percentage of 3%;
•There were no outstanding stock options with exercise prices greater than the closing price of our common stock as reported by the Nasdaq Global Select Market on April 1, 2022;
•The proposed additional shares available for equity awards under the 2018 Plan (3,100,000 shares) represent an overhang percentage of 7%;
•The total number of shares subject to outstanding equity awards (1,510,951 shares) plus the proposed additional shares for equity awards under the 2018 Plan (3,100,000 shares) represents an overhang percentage of 10%; and
•The total number of shares subject to outstanding equity awards, noting there were no outstanding stock options with exercise prices greater than the closing price of our common stock as reported on the Nasdaq Global Select Market on April 1, 2022 to exclude (1,510,951 shares), plus the proposed additional shares for equity awards under the 2018 Plan (3,100,000 shares) represents an overhang percentage of 10%.
Equity awards outstanding under the 2018 Plan and 2014 Plan are summarized in the table below:

Outstanding appreciation awards (options) under all plans	Weighted-average exercise price of options	Weighted-average remaining term of options	Full value awards outstanding under all plans (including PRSUs at target)	Number of shares available for grant under the 2018 Plan (including PRSUs at target)
1,327,533	$18.20	4.93	1,451,948	448,814
Based on the closing price of our common stock as reported by the Nasdaq Global Select Market on April 1, 2022 of $64.42 per share, the aggregate market value as of April 1, 2022 of the 3,100,000 additional shares requested under the Plan Amendment was $199,702,000.
In determining the number of proposed additional shares under the 2018 Plan, the Board evaluated a number of factors, including our historical and recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal.
We anticipate that the shares requested in connection with the approval of the Plan Amendment will last for approximately four years given the Company’s expectations for the amount of awards that will be granted over that time period.

Corporate Governance Aspects of the 2018 Plan
The 2018 Plan has been designed to include a number of provisions that promote best practices by reinforcing the alignment between incentive compensation arrangements for eligible plan participants and our stockholders’ interests. These provisions include, but are not limited to, the following:
•Equity awards are subject to clawback under any applicable Company clawback policy and all applicable laws requiring the clawback of compensation.
•Equity awards held by a participant may be forfeited upon the participant’s termination for “cause” or if the participant engaged in “detrimental conduct.”
•Stock options and SARs generally may not be granted with discounts and the 2018 Plan specifically prohibits the repricing of stock options or SARs without stockholder approval.
•The maximum term of each stock option and SAR is 10 years.
•The 2018 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance will be automatically replenished.
•The 2018 Plan does not provide for automatic grants to any participant.
•The 2018 Plan generally does not pay dividends or dividend equivalents on any equity award or portion thereof that is unvested or on any equity award that is subject to the achievement of performance criteria before the equity award has become earned and payable, and dividends on restricted shares shall be subject to the same restrictions as the restrictions to which their underlying shares are subject.
•The 2018 Plan provides for share limits on incentive stock options.
Summary of the Amendment

The Plan Amendment would increase the number of shares of common stock available for awards under the 2018 Plan by 3,100,000 shares. Further, in connection with and contingent on the stockholder approval of the foregoing, the compensation committee has recommended that the Board amend the 2018 Plan to require a minimum vesting period with respect to all awards under the 2018 Plan and to prohibit the recycling of shares subject to awards. No other amendments to the 2018 Plan would be effectuated by the Plan Amendment. All other terms of the 2018 Plan will continue to apply in the same manner if the Plan Amendment is approved by the Company’s stockholders.
Summary of the 2018 Plan, as Proposed to be Amended
The principal features of the 2018 Plan, as proposed to be amended by the Plan Amendment, are summarized below. The following summary of the 2018 Plan does not purport to be a complete description of all of the provisions of the 2018 Plan. It is qualified in its entirety by reference to the complete text of the 2018 Plan, which is attached as Exhibit 10.8 to Amendment No. 2 to Form S-1 filed on October 25, 2018 and incorporated in this proposal by reference, and the Amendment, which is attached as Exhibit C hereto.
Eligibility
Eligibility to participate in the 2018 Plan is limited to our and our affiliates’ employees, officers, non-employee directors, and consultants as determined from time to time by the compensation committee. Incentive stock options may be granted only to employees of the Company or its subsidiaries. As of April 1, 2022, 6 officers, 538 other employees, 6 non-employee directors and no consultants or advisors of the Company and its affiliates were eligible to participate in the 2018 Plan.
Administration
The 2018 Plan is administered by the compensation committee of the Board. The compensation committee reviews and approves (or it deems appropriate, makes recommendations to our full Board regarding), modifications to the 2018 Plan. Subject to the terms of the 2018 Plan, the compensation committee has the authority to (i) grant and amend equity awards, (ii) interpret any provision of the 2018 Plan, any equity award or any award agreement and (iii) make all determinations and decisions necessary for the administration of the 2018 Plan. All determinations and decisions by the compensation committee under the 2018 Plan are in its sole discretion and are final and binding. However, the Board has retained the right to exercise the authority of the compensation committee to the extent consistent with applicable law and the applicable requirements of any stock exchange.

Number of Authorized Shares
The Board adopted the 2014 Plan on March 12, 2014 and our stockholders approved the 2014 Plan on the same date. No further grants have been made under the 2014 Plan since the effectiveness of the 2018 Plan on October 18, 2018. On and following October 18, 2018, all future grants of equity compensation awards have been under the 2018 Plan.
The 2018 Plan provides for equity awards based on shares of our common stock. Subject to adjustment as described below, the total number of shares authorized to be awarded under the 2018 Plan shall not exceed the sum of 4,500,000, which includes the number of shares authorized and available for issuance under the 2014 Plan as of October 18, 2018. The Board does not believe that the number of shares available for issuance under the 2018 Plan is sufficient in light of the Company’s compensation strategy.
The number of additional shares of common stock being authorized for issuance under the 2018 Plan is 7,600,000 shares, including 3,100,000 newly authorized shares under the Plan Amendment, subject to the approval of this Proposal by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal.
Prohibition on “Liberal” Share Recycling
The 2018 Plan does not allow for the re-granting of shares that are withheld to pay the exercise price of options or that are delivered or withheld to satisfy the tax withholding obligations with respect to any award.
Adjustments
If the number of outstanding shares of our common stock is increased or decreased or the shares are changed into or exchanged for a different number or kind of shares or other securities of our Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, stock dividend, or other change in the capital structure of our Company then appropriate adjustment will be automatically made to (i) the aggregate number and kind of shares subject to the 2018 Plan, (ii) the number and kind of shares and the exercise price or purchase price per share subject to outstanding award agreements, and (iii) the limits on the number of shares subject to the 2018 Plan, all in order to preserve, as nearly as practical, but not to increase, the benefits to participants.
Transferability
Awards granted under the 2018 Plan generally cannot be transferred, except by will or the laws of descent and distribution. Additionally, a 2018 Plan participant generally has no rights as a stockholder with respect to any shares covered by an equity award until he or she becomes the record holder of the shares.
Types of Awards
The 2018 Plan permits the issuance of multiple types of awards. This breadth of award types enables the compensation committee to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. The 2018 Plan permits the granting of any or all of the following types of equity awards:
•Stock Options. The 2018 Plan provides for the grant of options to purchase shares of common stock at exercise prices. An option that the compensation committee intends to be an ISO may be granted only to our employees and will be subject to and construed consistently with the requirements of Section 422 of the Code. An option that does not qualify as an ISO is referred to as a NSO.
•Stock Appreciation Rights. The 2018 Plan provides for the grant of SARs, which may be awarded either alone or in tandem with, or as a component of, other equity awards. The applicable award agreement will include information about the terms and conditions under which a SAR will be exercisable, including any performance requirements.
•Restricted Stock. The 2018 Plan provides for the grant of restricted stock awards. In general, a restricted stock award is an award of actual shares of common stock issued in the participant’s name that are subject to certain vesting requirements and that we may hold until the applicable vesting date, at which time the shares are released to the participant. The compensation committee will determine the terms and conditions of any restricted stock award. A restricted stock award holder will have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in the restricted stock agreement.
•Restricted Stock Units. The 2018 Plan provides for the grant of RSUs. An RSU represents the right to receive one share of common stock upon the applicable vesting date, but no share is actually issued until vesting. An RSU may be settled in cash rather than stock to the extent provided in the applicable award agreement. Generally, a holder of RSUs will not have any rights of a stockholder but the compensation committee may provide that the holder is entitled to receive dividend equivalent rights.
•Performance Awards. The 2018 Plan provides for the grant of any equity award to be made subject to the attainment of performance goals over a performance period established by the compensation committee.
•Other Stock-Based Awards. The Board may grant other equity awards, either alone or in addition to or in conjunction with other equity awards, under the 2018 Plan, based upon our common stock, having terms and conditions as the compensation committee may determine.
Clawback
Except as otherwise provided by the Board, if an equity award recipient engages in “detrimental conduct” (as defined by the 2018 Plan), whether during the employee’s employment or after termination of employment, in addition to any other penalties or restrictions that may apply under state law or otherwise, the employee will forfeit or pay the Company: (i) any and all outstanding equity awards granted to the employee, including awards that have become vested or exercisable; (ii) any cash or shares received by the employee under the 2018 Plan during the 12-month period immediately before the date the Company determines the employee engaged in detrimental conduct; and (iii) the profit realized by the employee from the sale, or other disposition for consideration, of any shares received by the employee under the 2018 Plan during the 12-month period immediately before the date the Company determines the employee has engaged in detrimental conduct.
Vesting Conditions
All awards are subject to a minimum vesting requirement such that no award may vest prior to the first anniversary of the grant date of such award, except that up to 5% of the shares reserved under the 2018 Plan may be granted subject to awards exempt from this minimum vesting requirement. Stock options and restricted shares awards vest based on service conditions, typically over four years. Performance-based restricted stock units typically vest after one year only if we have also achieved certain performance objectives as defined and approved by the Board. Equity awards held by our non-employee directors generally vest over a one-year period from the grant date, subject to continuous service. All equity awards held by our non-employee directors vest in full immediately prior to the occurrence of a change in control or upon the holder’s death or disability.
Change in Control
In the event of a “change in control” (as defined in the 2018 Plan), either of the following provisions will apply to 2018 Plan equity awards outstanding at the time, depending on whether, and the extent to which, the equity awards are assumed, converted or replaced by the resulting entity in the change in control (and unless otherwise provided in the applicable award agreement):
•If the equity awards are not assumed, converted or replaced by the resulting entity in the change in control, then those equity awards will become fully exercisable and all restrictions on the equity awards will lapse, except for performance awards, for which the target payout opportunities attainable will be deemed to have been fully earned as of the change in control based upon the greater of (i) an assumed achievement of all relevant performance goals at the “target” level or (ii) the actual level of achievement of all relevant performance goals against target as of the fiscal quarter end preceding the change in control.
•If the equity awards are assumed, converted or replaced by the resulting entity in the change in control, and if, within 24 months after the change in control, the grantee is involuntarily terminated or resigns for good reason, if permitted under the applicable award agreement, the grantee’s equity awards will become fully exercisable and all restrictions on the equity awards will lapse, except for performance awards, for which the target payout opportunities attainable will be deemed to have been fully earned as of the involuntary termination based upon the greater of (i) an assumed achievement of all relevant performance goals at the “target” level, or (ii) the actual level of achievement of all relevant performance goals against target as of the fiscal quarter end preceding the change in control.
Term, Termination and Amendment of the 2018 Plan
Unless earlier terminated by the Board, the 2018 Plan will terminate on, and no further equity awards may be granted after, October 18, 2028. The compensation committee may amend, suspend or terminate the 2018 Plan as to any equity awards that have not been made. No alteration, amendment, suspension or termination of the 2018 Plan may, without participant consent, materially impair rights or obligations under any outstanding equity award. The compensation committee may amend, modify or supplement the terms of any outstanding equity award, including modification of awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy or custom.

New Plan Benefits
A new plan benefits table for the 2018 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2018 Plan if the Plan Amendment was then in effect, as described in the SEC proxy rules, are not provided because all equity awards made under the 2018 Plan are made at the compensation committee’s discretion, subject to the terms and conditions of the 2018 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2018 Plan are not determinable at this time.
Equity Compensation Plan Information Table
Securities authorized for issuance under equity compensation plans as of December 31, 2021 were as follows:

Equity Compensation Plan Information at 2021 Fiscal Year End

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights (a)(2)		Weighted-Average Exercise Price of Outstanding Options and Rights (b)(3)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)(4)
Equity Compensation Plans Approved by Security Holders(1)	1,427,892	(2)	18.13	(3)	950,354
Equity Compensation Plans Not Approved by Security Holders	—		—		—
Total	1,427,892		18.13		950,354
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(1)    Consists of the 2014 Plan and the 2018 Plan. Both of our equity compensation plans under which options, warrants and rights were outstanding or available for future issuance as of December 31, 2021 have been approved by security holders.
(2)    Consists of 277,505 shares of common stock underlying outstanding options under the 2014 Plan and 1,150,387 shares of common stock underlying outstanding options under the 2018 Plan. Does not include 1,102,034 shares of restricted stock-based awards issued under the 2018 Plan, which were issued and outstanding but subject to forfeiture in the event of the holder’s termination of service as of December 31, 2021, or 250,464 restricted stock units issued under the 2018 Plan, subject to vesting or forfeiture in the event of the holder’s termination of service as of December 31, 2021.
(3)    Represents the weighted average exercise price of outstanding options and is calculated without taking into account shares of common stock subject to outstanding restricted stock units that become issuable without the payment of a purchase price as those units vest. As of December 31, 2021, the weighted average exercise price of options under the 2014 Plan was $1.57, the weighted average exercise price of options under the 2018 Plan was $22.12.
(4)    Consists of shares that were available for future issuance under the 2018 Plan.
Federal Income Tax Information
The following is a brief summary of the U.S. federal income tax consequences of the 2018 Plan generally applicable to the Company and to participants in the 2018 Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Further, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.
Nonstatutory Stock Options
A participant generally will not recognize taxable income upon the grant or vesting of an NSO with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of an NSO, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.
Incentive Stock Options
A participant generally will not recognize taxable income upon the grant of an ISO. If a participant exercises an ISO during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were an NSO). If a participant sells or otherwise disposes of the shares acquired upon exercise of an ISO after the later of (i) one year from the date the participant exercised the option or (ii) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an ISO before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.
Stock Appreciation Rights.
A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.
Restricted Stock Awards, RSUs, and Performance Awards.
A participant generally will not have taxable income upon the grant of restricted stock, RSUs or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.
Other Stock- or Cash-Based Awards.
The U.S. federal income tax consequences of other stock- or cash-based awards will depend upon the specific terms and conditions of each award.
Tax Consequences to the Company.
In the foregoing cases, the Company generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.
Code Section 409A
The Company intends that awards granted under the 2018 Plan will comply with, or otherwise be exempt from, Code Section 409A but makes no representation or warranty to that effect.
Code Section 162(m).
Section 162(m) of the Code generally limits our annual corporate tax deduction for compensation paid to each of our “covered employees” to $1 million. “Covered employees” include anyone who served as Chief Executive Officer or Chief Financial Officer during any part of a year and the next three most highly compensated NEOs for that year. In addition, once a person is considered a “covered employee,” that person remains a covered employee in all subsequent years (including after the person leaves our service or changes roles).
The American Rescue Plan Act of 2021 updated Section 162(m) of the Code, effective in 2026, to expand the number of “covered employees” subject to the $1 million deduction limit to include the next five highest compensated employees of the Company. However, this new group of employees will not retain the perpetual “covered employee” status and will be determined annually. Consequently, we generally will not be entitled to a U.S. tax deduction for compensation paid in any year to our NEOs and our other “covered employees” in excess of $1 million. The compensation committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements may impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our compensation committee has not adopted a policy that requires that all compensation be deductible and, accordingly, income recognized from equity or other awards may be non-deductible. Our compensation committee continues to assess the impact of the amendments to Section 162(m) and other changes contained in the Tax Cuts and Jobs Act and the American Rescue Plan Act of 2021 on our executive compensation programs in the future and, in any event, retains the discretion to provide compensation which may not be deductible by reason of Section 162(m).
We have not provided or committed to provide any NEO with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Code. Section 280G and related sections of the Code provide that an executive officer and certain persons who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A of the Code also imposes additional significant taxes on the individual in the event that an executive officer, director or service provider of certain types receives “deferred compensation” that does not meet the requirements of Section 409A of the Code.
Tax Withholding
The Company or an affiliate, as the case may be, may deduct from payments of any kind otherwise due to a grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an award, (ii) upon the issuance of any shares upon the exercise of an option or SAR, or (iii) otherwise due in connection with an award. The Company or the affiliate, as the case may be, may require or permit the grantee to satisfy such obligations, in whole or in part, (A) by causing the Company or the affiliate to withhold up to the maximum required number of shares otherwise issuable to the grantee as may be necessary to satisfy such withholding obligation or (B) by delivering to the Company or the affiliate shares already owned by the grantee.

Other Matters
Neither the Board nor management knows of any other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named on the proxy card will vote on those matters in accordance with their best judgment.
Stockholder Proposals and Nominations
Under Rule 14a-8 of the Exchange Act, any stockholder desiring to include a proposal in our Proxy Statement with respect to our 2023 Annual Meeting of Stockholders should arrange for such proposal to be delivered to us at our corporate headquarters no later than December 16, 2022, in order to be considered for inclusion in our proxy statement relating to such annual meeting. Matters pertaining to such proposals, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act and the rules of the SEC.
In addition, pursuant to our Bylaws, any stockholder desiring to submit a proposal for action or nominate one or more persons for election as directors at our 2023 Annual Meeting of Stockholders pursuant to the advance notice provisions of our bylaws must submit a notice of the proposal or nomination to us between January 25, 2023 and February 24, 2023, or else it will be considered untimely and ineligible to be properly brought before the Annual Meeting. In each case, the notice of the proposal or nomination must include certain information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements relating to our capital stock. However, if our 2023 Annual Meeting of Stockholders is not held between April 25, 2023 and August 3, 2023, under our Bylaws, this notice must be provided not earlier than the 120th day prior to the 2023 Annual Meeting of Stockholders and not later than the close of business on the later of (a) the 90th day prior to the 2023 Annual Meeting of Stockholders or (b) the 10th day following the date on which notice of the date of the 2023 Annual Meeting of Stockholders is first mailed to stockholders or otherwise publicly disclosed, whichever first occurs.
All such notices should be directed to our Secretary at our corporate headquarters located at Axonics, Inc., 26 Technology Drive, Irvine, CA 92618.
Where You Can Find More Information
A copy of our Annual Report, as filed with the SEC, will be furnished by first class mail, within one business day of receipt of request, without charge to any person from whom the accompanying proxy is solicited upon written request to General Counsel at Axonics, Inc., 26 Technology Drive, Irvine, CA 92618. In addition, all of our public filings, including the Annual Report, can be found in the SEC Filings section of the Investor Relations page of our website at www.axonics.com.

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF AXONICS, INC.
a Delaware corporation

Axonics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), certifies that:

FIRST: The Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation filed with the Delaware Secretary of State on November 1, 2018 (as amended to date, the “Certificate of Incorporation”), directing that said amendment be submitted to the stockholders of the Corporation for consideration. The resolution setting forth the proposed amendment is as follows:

RESOLVED FURTHER, that the second sentence of Article VI, Section A of the Certificate of Incorporation be amended and restated to read in its entirety as follows:

“The total number of shares which the Corporation is authorized to issue is Eighty Five Million (85,000,000) shares, of which Seventy Five Million (75,000,000) shares shall be Common Stock, par value $0.0001 per share, and Ten Million (10,000,000) shares shall be Preferred Stock, par value $0.0001 per share.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware and the Amended and Restated Bylaws of the Corporation, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed this ___ day of _______, 2022.

By:
Name: Raymond W. Cohen
Title: Chief Executive Officer

EXHIBIT B

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AXONICS, INC.
a Delaware corporation

Axonics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), certifies that:

FIRST: The Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation filed with the Delaware Secretary of State on November 1, 2018 (as amended to date, the “Certificate of Incorporation”), directing that said amendment be submitted to the stockholders of the Corporation for consideration. The resolution setting forth the proposed amendment is as follows:

RESOLVED FURTHER, that Article V, Section B of the Certificate of Incorporation be amended and restated to read in its entirety as follows:

“In addition to the amendment of the Bylaws by the Board of Directors pursuant to Section A of this Article V and the General Corporation Law, the stockholders of the Corporation also may amend the Bylaws; provided, however, the stockholders may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Restated Certificate, as may be amended from time to time, the General Corporation Law or a Preferred Stock Designation, by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon.”

RESOLVED FURTHER, that Article X of the Certificate of Incorporation be amended and restated to read in its entirety as follows:

“The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Restated Certificate or applicable law and in addition to any affirmative vote of the holders of any particular class of stock of the Corporation required by applicable law or by a Preferred Stock Designation or this Restated Certificate, as may be amended from time to time, the affirmative vote of the holders of at least a majority of the voting power of the shares of the then outstanding stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, repeal, or adopt any provisions of this Restated Certificate.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware and the Amended and Restated Bylaws of the Corporation, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed this ___ day of _______, 2022.

By:
Name: Raymond W. Cohen
Title: Chief Executive Officer

EXHIBIT C

FIRST AMENDMENT TO THE AXONICS, INC. 2018 OMNIBUS INCENTIVE PLAN

WHEREAS, Axonics, Inc., a Delaware corporation (“Company”), established and sponsors the Axonics, Inc. 2018 Omnibus Incentive Plan (the “Plan”);

WHEREAS, the Company and its stockholders previously approved and adopted the Plan, effective on October 18, 2018;

WHEREAS, the Plan reserved for issuance an aggregate of 4,500,000 shares of the Company’s common stock thereunder (the “Shares”);

WHEREAS, the Board of the Directors of the Company (“Board”) desires to amend the Plan to increase the number of Shares available for issuance under the Plan by 3,100,000;

WHEREAS, pursuant to Section 5.2 of the Plan, the Board has the right to amend the Plan at any time, with any such amendment contingent on the approval of the Stockholders of the Company to the extent stated by the Board, required by applicable law, or required by applicable securities exchange listing requirements; and

WHEREAS, in connection with and contingent on the Stockholders approving the amendment to the Plan to increase the number of Shares available for issuance under the Plan, the Board desires to amend the Plan to require a minimum vesting period with respect to all Awards and to prohibit the recycling of shares subject to Awards.

NOW, THEREFORE, pursuant to the power reserved by Section 5.2 of the Plan, the Board hereby amends the Plan as follows (defined terms used herein, but not otherwise defined in this Amendment, shall have the meanings ascribed to them in the Plan), subject to and effective upon approval by the Company’s stockholders at the Annual Meeting of Stockholders on May 25, 2022, of the amendment to increase the number of Shares available for issuance under the Plan:

1.The first sentence of Section 4.1 of the Plan is amended in its entirety to read as follows: “Subject to adjustment under Section 15, the total number of Shares authorized to be awarded under the Plan shall not exceed the sum of (1) 7,600,000 Shares and (2) the number of Shares available for the grant of awards as of the Effective Date under the Prior Plan.”

2.Section 2 of the Plan is amended to add a definition of “Minimum Vesting Requirement” as follows:

“Minimum Vesting Requirement” means the requirement that no Award may vest prior to the first anniversary of the grant date of such Award; provided, however, that Awards with respect to a maximum of five percent (5%) of the total Shares reserved pursuant to Section 4.1 shall not be subject such Minimum Vesting Requirement; provided, further, that such Minimum Vesting Requirement shall not restrict the right of the Board to provide for the acceleration or continued vesting or exercisability of an award upon or after a Change in Control or Separation from Service pursuant to Sections 15.3 and 17.9.”

1.The first sentence of Section 3.1 is amended in its entirety to read as follows: “Except as specifically provided in Section 14 or as otherwise may be required by applicable law, regulatory requirement, or the certificate of incorporation or the bylaws of the Company, the Board shall, in accordance with the Minimum Vesting Requirement, have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations that the Board deems to be necessary or appropriate to the administration of the Plan.”

2.Subsection (4) of Section 3.1 is amended in its entirety to read as follows: “establish the terms of each Award (including the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, and any terms that may be necessary to qualify Options as Incentive Stock Options), provided, however, that notwithstanding any other provision of the Plan to the contrary, all Awards granted under the Plan shall be subject to the Minimum Vesting Requirement.”

3.Section 4.2.5 of the Plan is amended in its entirety to read as follows: “To the extent that the Option Price of any Option and/or tax withholding obligations relating to any Award (whether granted under the Plan or the Prior Plan) are satisfied by delivering Shares to the Company (by either actual delivery or by attestation) or by the Company withholding Shares subject to the Award, the number of such Shares so delivered, attested to, or withheld by the Company shall be deemed delivered for purposes of the limits set forth in Section 4.1 and such Shares shall not be available for future Awards. Upon the exercise of a SAR, the total number of Shares subject to such exercise shall reduce the number of Shares available for delivery under the Plan. Shares that are repurchased by the Company with cash proceeds from a Participant’s exercise of an Option shall not increase the number of Shares available for delivery under the Plan.”

4.Section 8.2 of the Plan is amended in its entirety to read as follows:

“Subject to Section 8.3 and any applicable Minimum Vesting Requirement, each Option shall become exercisable at such times and under such terms (including performance requirements) as may be determined by the Board and stated in the Award Agreement.”

IN WITNESS WHEREOF, this Amendment, to the extent stated above, approved by the Company’s stockholders at the May 25, 2022 Annual Meeting of Stockholders, is hereby executed below by a duly authorized officer of the Company on this May 25, 2022.

[NAME]
[TITLE]

AXONICS, INC.
26 TECHNOLOGY DRIVE
IRVINE, CA 92618

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 24, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AXNX2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 24, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D79188-P73413

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AXONICS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Michael H. Carrel	☐	☐	☐
1b. Raymond W. Cohen	☐	☐	☐
1c. David M. Demski	☐	☐	☐
1d. Jane E. Kiernan	☐	☐	☐
1e. Esteban Lopez, M.D.	☐	☐	☐
1f. Robert E. McNamara	☐	☐	☐
1g. Nancy Snyderman, M.D.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

D79189-P73413

AXONICS, INC.
Annual Meeting of Stockholders
May 25, 2022 12:00 PM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Raymond W. Cohen and Dan L. Dearen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AXONICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/AXNX2022, at 12:00 PM, EDT on May 25, 2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side